UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE WESTERN UNION COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE WESTERN UNION COMPANY

7001 E. Belleview Avenue

Denver, Colorado 80237

April 4, 2022

DEAR STOCKHOLDER:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of The Western Union Company (the “Company”), to be held at 8:00 a.m., local time, on Thursday, May 19, 2022, at the Company’s headquarters located at located at 7001 E. Belleview Avenue, Denver, Colorado 80237. The registration desk will open at 7:30 a.m.

The attached notice and Proxy Statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2021 Annual Report, which is being made available to you along with the Proxy Statement, contains information about the Company and its performance. Directors and certain officers of the Company will be present at the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and then vote at your earliest convenience by telephone, Internet, tablet or smartphone, or request a proxy card to complete, sign, date and return by mail. Using the telephone, Internet, tablet or smartphone voting systems, or mailing your completed proxy card, will not prevent you from voting in person at the Annual Meeting if you are a stockholder of record and wish to do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Regards, Devin B. McGranahan President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT!

PLEASE PROMPTLY VOTE BY TELEPHONE, INTERNET, TABLET OR SMARTPHONE, OR REQUEST A PROXY CARD TO COMPLETE, SIGN, DATE AND RETURN BY MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

THE WESTERN UNION COMPANY

7001 E. BELLEVIEW AVENUE

DENVER, COLORADO 80237

(866) 405-5012

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
When: May 19, 2022 at 8:00 a.m. Mountain Time	Where: Company Headquarters 7001 E. Belleview Avenue Denver, Colorado 80237	Record Date: March 23, 2022

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

ITEMS OF BUSINESS		BOARD’S RECOMMENDATION	FURTHER INFORMATION
1	Election of Directors named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s 2023 Annual Meeting of Stockholders	FOR each director nominee	Page 14
2	Hold an advisory vote to approve executive compensation	FOR	Page 69
3	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2022	FOR	Page 71
4	Vote on the stockholder proposal described in the accompanying Proxy Statement, if properly presented at the Annual Meeting	AGAINST	Page 73
5	Transact any other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting

ATTENDING THIS MEETING

All stockholders will be required to show valid, government-issued, photo identification or an employee badge issued by the Company. If you own shares as a stockholder of record (a “Registered Holder”), your name will be compared to the list of registered stockholders to verify your share ownership. If you own shares through a broker, agent, or other nominee (a “Beneficial Holder”), you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker, agent or other nominee. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. All packages and bags are subject to inspection. Please note that the registration desk will open at 7:30 a.m. Please arrive in advance of the start of the Annual Meeting to allow time for identity verification.

WHO CAN ATTEND AND VOTE

Our stockholders of record on March 23, 2022 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for ten days prior to the Annual Meeting at our principal executive offices during normal business hours located at 7001 E. Belleview Avenue, Denver, Colorado 80237.

 NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

YOUR VOTE IS EXTREMELY IMPORTANT.

TELEPHONE	INTERNET	BY MAIL	BY TABLET OR SMARTPHONE	IN PERSON
Beneficial Holders call toll free at 1-800-454-8683 Registered Holders call toll free at 1-866-883-3382	Beneficial Holders visit www.proxyvote.com Registered Holders visit www.proxypush.com/WU	Request a paper proxy card to complete, sign, date and return

Beneficial Holders vote your shares online with your tablet or smartphone by scanning the QR code above.

Registered Holders vote your shares online with your tablet or smartphone by scanning the QR code on your Proxy Card.

Attend the Annual Meeting

 NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com or www.proxydocs.com/brokers/WU for Beneficial Holders and www.proxydocs.com/WU for Registered Holders. To access such proxy materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card.

We appreciate your prompt vote. After reading the Proxy Statement, please vote at your earliest convenience, by telephone, Internet, tablet or smartphone, or request a proxy card to complete, sign, date and return by mail. If you decide to attend the Annual Meeting and would prefer to vote in person by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Please note that all votes cast via telephone, Internet, tablet or smartphone must be cast prior to 11:59 p.m., Eastern Time on Wednesday, May 18, 2022. For shares held in The Western Union Company Incentive Savings Plan, direction regarding how to vote such shares must be received by mail on or before Monday, May 16, 2022, or by telephone, Internet, tablet or smartphone by 11:59 p.m., Eastern Time, on May 16, 2022.

By Order of the Board of Directors

Darren Dragovich

Interim Secretary

April 4, 2022

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

2022 ANNUAL MEETING OF STOCKHOLDERS OF THE WESTERN UNION COMPANY (the ”Company,” “Western Union,” “we,” “our,” or “us”)
When: May 19, 2022 at 8:00 a.m. Mountain Time	Where: Company Headquarters 7001 E. Belleview Avenue Denver, Colorado 80237	Record Date: March 23, 2022

MEETING AGENDA AND VOTING MATTERS

ITEM	MANAGEMENT PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1	Election of Directors named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s 2023 Annual Meeting of Stockholders	FOR each director nominee	14
2	Advisory Vote to Approve Executive Compensation	FOR	69
3	Ratify the Selection of Ernst & Young LLP as our independent registered public accounting firm for 2022	FOR	71

ITEM	STOCKHOLDER PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
4	Stockholder proposal regarding modification to stockholder right to call a special meeting	AGAINST	73

INFORMATION ABOUT OUR BOARD (PAGE 6)

2022 Proxy Statement  |  i

 PROXY SUMMARY

MEMBERS OF OUR BOARD OF DIRECTORS

Martin I. Cole Independent	Devin B. McGranahan	Richard A. Goodman Independent
Age 65 Director Since 2015	Age 53 Director Since 2021	Age 73 Director Since 2012
Committee(s) • Compensation and Benefits Committee • Compliance Committee	Committee(s) • None	Committee(s) • Audit Committee • Compensation and Benefits Committee
Betsy D. Holden Independent	Jeffrey A. Joerres Independent	Michael A. Miles, Jr. Independent
Age 66 Director Since 2006	Age 62 Director Since 2015 Chair of the Board	Age 60 Director Since 2006
Committee(s) • Compensation and Benefits Committee • Audit Committee	Committee(s) • Corporate Governance, ESG, and Public Policy Committee Chair	Committee(s) • Compensation and Benefits Committee Chair • Corporate Governance, ESG, and Public Policy Committee
Timothy P. Murphy Independent	Joyce A. Phillips Independent	Jan Siegmund Independent
Age 60 Director Since 2020	Age 59 Director Since 2020	Age 57 Director Since 2019
Committee(s) • Audit Committee • Compliance Committee Chair	Committee(s) • Compensation and Benefits Committee • Corporate Governance, ESG, and Public Policy Committee	Committee(s) • Audit Committee Chair • Compliance Committee
Angela A. Sun Independent	Solomon D. Trujillo Independent
Age 47 Director Since 2018	Age 70 Director Since 2012
Committee(s) • Audit Committee • Compliance Committee	Committee(s) • Audit Committee • Compliance Committee

ii  |  The Western Union Company

 PROXY SUMMARY

GOVERNANCE HIGHLIGHTS (PAGE 15)

Annual Election of Directors
Proxy Access
Majority Vote Standard in Uncontested Elections
Stockholder Right to Call Special Meetings at 10% Ownership Threshold
No Stockholder Rights Plan (“Poison Pill”)
No Supermajority Voting Provisions in the Company’s Organizational Documents
Independent Board, Except Our Chief Executive Officer (“CEO”)
Independent Non-Executive Chair
Independent Board Committees
Confidential Stockholder Voting
Board Committee Authority to Retain Independent Advisors
Robust Codes of Conduct
Board Committee Oversight of Environmental, Social, and Governance (“ESG”) Matters
Robust Stock Ownership Guidelines for Senior Executives and Directors
Prohibition Against Pledging and Hedging of Company Stock by Senior Executives and Directors
Regular Stockholder Engagement

CORE COMPONENTS OF 2021 EXECUTIVE COMPENSATION (PAGE 42)

• Base Salary - Fixed compensation component payable in cash
• Annual Incentive Awards - Variable compensation component payable in cash based on performance against annually established performance objectives

•    Performance-Based Restricted Stock Units (“PSUs”) - Restricted stock units vest based on the Company’s achievement of financial performance objectives and the Company’s relative total stockholder return (“TSR”) versus the Standard & Poor’s 500 Index (“S&P 500 Index”)

• Restricted Stock Units (“RSUs”) - RSUs generally cliff vest on the third anniversary of the date of grant based on continued service during the vesting period

•    Stock Options - For our CEO, non-qualified stock options granted with an exercise price equal to fair market value on the date of grant that expire ten years after grant and become exercisable in 25% annual increments over a four-year vesting period

2022 Proxy Statement  |  iii

 PROXY SUMMARY

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM (PAGE 32)

WHAT WE DO
Pay-for-performance and at-risk compensation.

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy. For 2021, performance-based compensation comprised approximately 83% of the targeted annual compensation for Mr. Ersek, our former Chief Executive Officer, and, on average, approximately 64% of the targeted annual compensation for our other named executive officers (“NEOs”) (excluding our new hire NEOs). The remaining components of such NEOs’ 2021 targeted annual compensation consisted of base salary and service-based RSUs, with the Compensation and Benefits Committee (the “Compensation Committee”) viewing RSUs as at-risk as their value fluctuates based on our stock price performance.

Align compensation with stockholder interests.
Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term stockholder value.
Emphasis on future pay opportunity vs. current pay.

Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term stockholder interests. For 2021, long-term equity compensation comprised approximately 74% of the targeted annual compensation for Mr. Ersek and, on average, approximately 64% of the targeted annual compensation for our other NEOs (excluding our new hire NEOs).

Mix of performance metrics.

The Company utilizes a mix of performance metrics that emphasize both absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and a relative performance goal, which measures Company performance in comparison to the S&P 500 Index.

Stockholder engagement.
The Compensation Committee chair and members of management engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.
“Clawback” policy.

The Company may recover incentive compensation paid to certain officers in the event of an accounting restatement or if such officers engaged in detrimental conduct, as defined in the clawback policy. In addition, the Company may recover incentive compensation paid to certain officers for conduct that is determined to have contributed to material compliance failures, subject to applicable laws.

Robust stock ownership guidelines.

We require our executive officers to own a meaningful amount of Company stock to align them with long-term stockholder interests (6x base salary in the case of our CEO and 3x base salary for our other NEOs).

Include ESG metrics in compensation program.

Our annual incentive program incorporates ESG metrics, which qualitatively assess progress towards the Company’s three pillars - Integrity of Global Money Movement, Economic Prosperity, and Diversity, Equity and Inclusion. In addition, our annual incentive program incorporates compliance and leadership metrics.

Multi-year vesting and/or performance periods for long-term incentive awards.
Independent compensation consultant retained by the Compensation Committee.
“Double trigger” severance benefits in the event of a change-in-control.
Maximum payout caps for annual cash incentive compensation and PSUs.

WHAT WE DON’T DO
No repricing or buyout of underwater stock options without stockholder approval.
No change-in-control tax gross ups.
Following Mr. Ersek’s retirement as CEO, no Company employee is eligible for change-in-control tax gross-up payments.
Prohibition against pledging and hedging of Company securities by senior executives and directors.
Please see “Summary of Corporate Governance Practices” for additional details.
No dividends or dividend equivalents are paid on unvested or unearned PSUs or RSUs.
No service-based defined benefit pension plan.

iv  |  The Western Union Company

 PROXY SUMMARY

FORMER CHIEF EXECUTIVE OFFICER COMPENSATION

The following chart illustrates our CEO pay philosophy of heavily weighting targeted CEO compensation toward variable, performance-based pay elements. Because Mr. Ersek served as CEO until late in December 2021, we are providing information with respect to his targeted compensation which illustrates our CEO pay philosophy.

2022 Proxy Statement  |  v

PROXY STATEMENT

The Board of Directors (the “Board of Directors” or the “Board”) of The Western Union Company (“Western Union” or the “Company”) is, on the Company’s behalf, soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 19, 2022 at 8:00 a.m., local time, and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at the Company’s Headquarters, 7001 E. Belleview Avenue, Denver, Colorado 80237.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules and regulations, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials was first mailed on April 4, 2022 to all stockholders of record as of March 23, 2022 (the “Record Date”). The only voting securities of the Company are shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), of which there were 388,726,493 shares outstanding as of the Record Date. The closing price of the Company’s Common Stock on the Record Date was $18.35 per share.

The Company’s Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2021 (the “2021 Annual Report”), accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 that was filed with the SEC, without charge, by writing to Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-10, Denver, Colorado 80237, or by calling (866) 405-5012. Requests may also be directed to westernunion.ir@westernunion.com. If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, please call (866) 405-5012 or submit a request in writing to Investor Relations at the above address, and the Company will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). The Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and these exhibits are also available in the “Investor Relations” section of www.westernunion.com. This Proxy Statement and the 2021 Annual Report are also available on the SEC’s website at sec.gov.

2022 Proxy Statement  |  1

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHY DID I RECEIVE THESE MATERIALS?
A

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place on May 19, 2022, or any adjournment or postponement thereof. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR SET OF PROXY MATERIALS?
A

This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a Registered Holder and other shares through a broker or you may own shares through more than one broker, agent or other nominee (a “broker”). In these situations, you may receive multiple Notices of Internet Availability of Proxy Materials or, if you request proxy materials to be delivered to you by mail, Proxy Cards. It is necessary for you to vote, sign, and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each Proxy Card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you return each Proxy Card in the return envelope that accompanied that Proxy Card.

WHY DID MY HOUSEHOLD RECEIVE ONLY ONE COPY OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY MATERIALS?
A

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice of Internet Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice of Internet Availability of Proxy Materials or copy of the proxy materials, you may so request by contacting the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy of the proxy materials will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

DOES MY VOTE MATTER AND WHAT IS A QUORUM?
A

YOUR VOTE MATTERS! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must adjourn or postpone the Annual Meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its stockholders. Since few stockholders are able to attend the Annual Meeting in person, voting by proxy is important to obtain a quorum and complete the stockholder vote. See also below “How Many Votes are Required to Approve a Proposal?”

HOW DO I VOTE?
A

@      By Telephone or Internet—You may vote your shares via telephone as instructed on the Proxy Card, or the Internet as instructed on the Proxy Card or the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate your identity, to allow you to vote your shares, and confirm that your instructions have been properly recorded.

The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time, on May 18, 2022.

2  |  The Western Union Company

 THE PROXY PROCESS AND STOCKHOLDER VOTING

   By Mail—If you request or otherwise receive one or more paper Proxy Cards, you may elect to vote by mail. If you elect to do so, you should complete, sign, and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope that accompanied each Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in accordance with the recommendations of the Board of Directors. By returning your signed and dated Proxy Card or providing instructions by the alternative voting procedure in time to be received for the Annual Meeting, you authorize Devin McGranahan and Darren Dragovich to act as your proxies (the “Proxies”) to vote your shares of Common Stock as specified.

   By Tablet or Smartphone—If you are a Beneficial Holder, you may vote your shares online with your tablet or smartphone by scanning the QR code above. If you are a Registered Holder, you may vote your shares online with your tablet or smartphone by scanning the QR code on your Proxy Card. The ability to vote in this way by tablet or smartphone will expire at 11:59 p.m., Eastern Time, on May 18, 2022.

   At the Annual Meeting– Shares held in your name as a Registered Holder may be voted by you in person at the Annual Meeting. Shares held by Beneficial Holders may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker that holds your shares giving you the right to vote the shares, and you bring such proxy to the Annual Meeting. For shares held in The Western Union Company Incentive Savings Plan (the “ISP”), that plan’s trustee will vote such shares as directed. If no direction is given on how to vote such shares to the trustee by mail on or before May 16, 2022 or by Internet, telephone, tablet or smartphone by 11:59 p.m., Eastern Time, on May 16, 2022, the trustee will vote your shares held in that ISP in the same proportion as the shares for which it receives instructions from all other participants in the ISP.

HOW MANY VOTES ARE REQUIRED TO APPROVE A PROPOSAL?
A

The Company’s By-Laws (the “By-Laws”) require that directors be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director with abstentions and broker non-votes not counted as votes “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The advisory vote to approve executive compensation (Proposal 2), the ratification of Ernst & Young LLP’s selection as independent registered public accounting firm for 2022 (Proposal 3), and the stockholder proposal regarding modification to the stockholder right call a special meeting (Proposal 4) each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

WHAT IS THE EFFECT OF NOT VOTING?
A

It depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement.

If you own shares as a Beneficial Holder through a broker and do not give voting instructions to your broker, your broker may represent your shares at the meeting for purposes of obtaining a quorum by voting on “routine matters” as further described in the answer to the following question, but will not be able to vote on any “non-routine” matter without your instruction.

IF I DON’T VOTE, WILL MY BROKER VOTE FOR ME?
A

If you own your shares as a Beneficial Holder through a broker and you don’t vote, your broker may vote your shares in its discretion on some “routine matters.” With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the “broker non-vote.” A “broker non-vote” share will not affect the determination of whether the matter is approved. The Company believes that the proposal to ratify Ernst & Young LLP’s selection as independent registered public accounting firm for 2022 (Proposal 3) set forth in this Proxy Statement is the only routine matter to be presented at the Annual Meeting on which brokers will be permitted to vote shares on your behalf, even without voting instructions. If your broker votes these shares on your behalf, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting.

Other than Proposal 3, the Company believes that all proposals set forth in this Proxy Statement are not considered routine matters and brokers will not be able to vote on behalf of their clients if no voting instructions have been furnished. Please give your broker voting instructions on all proposals to ensure your shares are represented in the vote.

2022 Proxy Statement  |  3

 THE PROXY PROCESS AND STOCKHOLDER VOTING

HOW ARE ABSTENTIONS TREATED?
A

Whether you own your shares as a Registered Holder or as a Beneficial Holder, abstentions are counted toward the quorum requirement and have the same effect as votes “against” a proposal, other than the proposal to elect directors (Proposal 1), on which they have no effect.

IF I OWN MY SHARES THROUGH A BROKER, HOW IS MY VOTE RECORDED?
A

Brokers typically own shares of Common Stock for many stockholders. In this situation, the Registered Holder on the Company’s stock register is the broker. This often is referred to as holding shares in “Street Name.” The Beneficial Holders of such shares do not appear in the Company’s stockholder register. If you hold your shares in Street Name, and elect to vote via telephone, Internet, tablet or smartphone, your vote will be submitted to your broker. If you request paper Proxy Cards and elect to vote by mail, the accompanying return envelope is addressed to return your executed Proxy Card with voting instructions to your broker. Shortly before the Annual Meeting, each broker will total the votes submitted by telephone, Internet, tablet or smartphone or mail by the Beneficial Holders for whom it holds shares and submit a Proxy Card reflecting the aggregate votes of such Beneficial Holders. If you would like to vote at the Annual Meeting see “How Do I Vote? – At the Annual Meeting” above.

IS MY VOTE CONFIDENTIAL?
A

In accordance with the Company’s Corporate Governance Guidelines, the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector (the “Inspector of Election”), except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the Inspector of Election to certify the results of the stockholder vote, (iv) in the event a proxy, consent, or other solicitation in opposition to the voting recommendation of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

CAN I REVOKE MY PROXY AND CHANGE MY VOTE?
A

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by delivery of a written revocation to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237, by 11:59 p.m., Eastern Time, on May 18, 2022, (ii) by timely submission of another valid proxy bearing a later date (including through any alternative voting procedure described on the Notice of Internet Availability of Proxy Materials or Proxy Card), or (iii) by attending the Annual Meeting and giving the Inspector of Election notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy. See “How do I Vote?” above for additional information about how to timely submit another proxy.

WILL ANY OTHER BUSINESS BE TRANSACTED AT THE MEETING? IF SO, HOW WILL MY PROXY BE VOTED?
A

Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the Annual Meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

WHO COUNTS THE VOTES?
A

Votes will be counted and certified by the Inspector of Election, who is an employee of Equiniti Trust Company, the Company’s Transfer Agent and Registrar (“Equiniti”). If you are a Registered Holder, your telephone, Internet, tablet, or smartphone vote is submitted, or your executed Proxy Card is returned, directly to Equiniti for tabulation. As noted above, if you hold your shares as a Beneficial Holder, your broker returns a single Proxy Card to Equiniti on behalf of its clients.

HOW MUCH DOES THE PROXY SOLICITATION COST?
A

The Company has engaged the firm of MacKenzie Partners, Inc., 1407 Broadway, New York, NY 10018, to assist in distributing and soliciting proxies for a fee of approximately $20,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. A significant expense in the proxy process is printing and mailing the proxy materials. The Company will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to Beneficial Holders of our Common Stock. Proxies also may be solicited on behalf of the Company by directors, officers, or employees of the Company in person or by mail, telephone, email, or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, and this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and 2021 Annual Report.

4  |  The Western Union Company

 THE PROXY PROCESS AND STOCKHOLDER VOTING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and 2021 Annual Report are available at www.proxyvote.com or www.proxydocs.com/brokers/WU for Beneficial Holders and www.proxydocs.com/WU for Registered Holders. To access such materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card.

2022 Proxy Statement  |  5

BOARD OF DIRECTORS INFORMATION

In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company’s Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than 15 directors. All directors’ terms will expire at the Annual Meeting. At the Annual Meeting, director nominees will stand for election for one-year terms, expiring at the 2023 Annual Meeting of Stockholders.

The Board selects director nominees on the basis of experience, integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of each of the directors described above, the Company highly values the collective business experience and qualifications of the directors. We believe that the diversity of experiences, viewpoints, and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

During 2021, the Board of Directors met seven times (not including committee meetings). Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served during 2021.

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	MARTIN I. COLE
	Former Chair of the Board and Interim CEO of Cloudera, Inc.
	Age	65	Committee(s)	Compensation and Benefits Committee, Compliance Committee
	Director Since	2015	Term Expires	2022
	Other Public Directorship	Western Digital Corporation

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Cole served as Chair of the Board of Magnitude Software Inc., a provider of enterprise application data integration and analytics solutions to businesses from August 2020 to October 2021 and served as its Interim Chief Executive Officer from July 2020 to August 2020. Previously, Mr. Cole served as the Chair of the Board of Directors and Interim Chief Executive Officer of Cloudera, Inc., an enterprise data cloud company from August 2019 to January 2020, and served as a director of Cloudera, Inc. from 2014 to 2020. Prior to August 2014, Mr. Cole served as Chief Executive of the Technology Group at Accenture plc (“Accenture”), a professional services company, from 2012 until his retirement from Accenture in 2014. During his career at Accenture, Mr. Cole also served as the Chief Executive of the Communications, Media & Technology Operating Group from 2006 to 2012, Chief Executive of the Government Operating Group from 2004 to 2006, Managing Partner of the Outsourcing and Infrastructure Delivery Group from 2002 to 2004 and Partner in the Outsourcing and Government Practices Group from 1989 to 2002. Mr. Cole joined Accenture in 1980. Mr. Cole has served as a director of Western Digital Corporation since 2014.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Cole brings to the Board experience as a former chief executive and chair of the board of directors of an enterprise data cloud company and a provider of enterprise application data integration and analytics solutions, and as a former executive officer of a multinational management consulting, technology services, and outsourcing company, serving in various practice groups, including outsourcing and infrastructure, government services and technology. Mr. Cole also brings to the Board his experience as a member of the board of directors of a large multinational manufacturer of computer storage products and solutions and a software company.

6  |  The Western Union Company

BOARD OF DIRECTORS INFORMATION

CFO Experience Financial Literacy Eligible for Audit Committee Financial Expert Emerging Markets Global Operational Experience	RICHARD A. GOODMAN
	Former Chief Financial Officer and Executive Vice President, Global Operations, PepsiCo Inc.
	Age	73	Committee(s)	Audit Committee, Compensation and Benefits Committee
	Director Since	2012	Term Expires	2022
	Other Public Directorship	Adient plc

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

From 2010 to 2011, Mr. Goodman served as Executive Vice President, Global Operations of PepsiCo Inc. (“PepsiCo”), a global food and beverage company. Prior to that, Mr. Goodman was PepsiCo’s Chief Financial Officer from 2006 to 2010. From 2003 until 2006, Mr. Goodman was Senior Vice President and Chief Financial Officer of PepsiCo International. Mr. Goodman served as Senior Vice President and Chief Financial Officer of PepsiCo Beverages International from 2001 to 2003, and as Vice President and General Auditor of PepsiCo from 2000 to 2001. Before joining PepsiCo in 1992, Mr. Goodman was with W.R. Grace & Co. in a variety of senior financial positions. Mr. Goodman served as a director of Johnson Controls, Inc. from 2008 to 2016, Kindred Healthcare Inc. from 2014 until 2018, privately-held Toys “R” Us from 2011 until 2019, and Pattern Energy Group, Inc. from 2018 until 2020. He currently serves as a director of Adient plc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Goodman brings to the Board experience as the former chief financial officer and executive of a large, U.S.-based global company that manufactures, markets, and distributes a broad range of consumer goods. Mr. Goodman has experience with complex capital structures and brings to the Board a management perspective with regard to consumer products, global operations and mergers and acquisitions. Mr. Goodman also brings to the Board his experience as a board member of both a global diversified industrial company and a global retailer.

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	BETSY D. HOLDEN
	Former Senior Advisor to McKinsey & Company and Former Co-CEO of Kraft Foods Inc.
	Age	66	Committee(s)	Compensation and Benefits Committee, Audit Committee
	Director Since	2006	Term Expires	2022
	Other Public Directorships	Dentsply Sirona Inc. and National Retail Properties, Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Ms. Holden served as Senior Advisor to McKinsey & Company, a global management consulting company, from 2007 to 2020 leading strategy, marketing and board effectiveness initiatives for consumer goods, healthcare, and financial services clients. Prior to that, Ms. Holden spent 25 years in marketing and line positions in consumer goods. Ms. Holden served as President, Global Marketing and Category Development of Kraft Foods Inc. from 2004 to 2005, Co-Chief Executive Officer of Kraft Foods Inc. from 2001 to 2003, and President and Chief Executive Officer of Kraft Foods North America from 2000 to 2003. Ms. Holden began her career at General Foods in 1982. Ms. Holden currently serves as a Director of Dentsply Sirona and National Retail Properties, Inc. Ms. Holden also serves on the Food Chain Advisory Board and several private portfolio company boards for Paine Schwartz Partners, a private equity firm focused on sustainable agriculture and food products. She has served on nine public boards over the last 20 years, including Diageo Plc (from 2009 to 2018), Time, Inc. (from 2014 to 2018), and Catamaran Corporation (from 2012 to 2015).

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Ms. Holden brings to the Board experience as a former chief executive officer of a large global public company and as a board member and former consultant to multiple, large international companies. She is familiar with the challenges of operating in a highly regulated industry. She brings extensive corporate governance experience across multiple industries. Ms. Holden has held numerous leadership roles in marketing and product management both as an executive and as a consultant, successfully implementing growth strategies and innovative marketing plans to win in competitive industries.

2022 Proxy Statement  |  7

BOARD OF DIRECTORS INFORMATION

CEO Experience Financial Literacy Global Operational Experience Regulated Industry/ Government Emerging Markets	JEFFREY A. JOERRES
	Non-Executive Chair of the Board of Directors
	Age	62	Committee(s)	Corporate Governance, ESG, and Public Policy Committee Chair
	Director Since	2015	Term Expires	2022
	Other Public Directorships	Artisan Partners Asset Management Inc. and ConocoPhillips

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Joerres served as the Executive Chair of ManpowerGroup Inc. (“ManpowerGroup”), a provider of workforce solutions, from 2014 to 2015. From 1999 to 2014, Mr. Joerres served as Chief Executive Officer of ManpowerGroup and from 2001 to 2014, he served as its Chair of the Board. Mr. Joerres joined ManpowerGroup in 1993, and also served as Vice President of Marketing and Senior Vice President of European Operations and Marketing and Major Account Development. Mr. Joerres served as a director of Artisan Funds, Inc. from 2001 to 2011 and of Johnson Controls International plc from 2016 to 2017. Mr. Joerres currently serves as a director of Artisan Partners Asset Management Inc. and ConocoPhillips.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Joerres brings to the Board experience as the former chief executive officer and executive chair of a large, U.S.-based global company that delivers workforce solutions around the world. Mr. Joerres also brings to the Board his prior experience as a board member of global industrial and energy companies and an investment firm.

CEO Experience Regulated Industry/ Government Financial Literacy Global Operational Experience	Devin B. McGranahan
	President and Chief Executive Officer
	Age	53	Committee(s)	None
	Director Since	2021	Term Expires	2022
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. McGranahan has served as the Company’s President and CEO since December 2021. Prior to joining Western Union, Mr. McGranahan was with Fiserv, Inc., a global provider of payments and financial services technology solutions, where he served as Executive Vice President, Senior Group President, Global Business Solutions, from 2018 to 2021 and Group President, Billing and Payments Group, from 2016 to 2018. Before joining Fiserv, Mr. McGranahan served as a senior partner at McKinsey & Company, a global management consulting firm. While there, he held a variety of senior management roles, including leader of the global insurance practice from 2013 to 2016 and as a co-chair of the global senior partner election committee from 2013 to 2015. In addition, Mr. McGranahan served as co-leader of the North America financial services practice from 2009 to 2016. He joined McKinsey & Company in 1992 and served in a variety of other leadership positions prior to 2009.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. McGranahan is the only Director who is also an executive of the Company. Mr. McGranahan provides his insight as the Company’s leader, and from his prior financial services and operations insight gained through his experience with a global payments and financial services technology firm and a global management consulting firm.

8  |  The Western Union Company

BOARD OF DIRECTORS INFORMATION

Financial Literacy Global Operational Experience	MICHAEL A. MILES, JR.
	Advisory Director, Berkshire Partners and Former President and Chief Operating Officer, Staples, Inc.
	Age	60	Committee(s)	Compensation and Benefits Committee Chair, Corporate Governance, ESG, and Public Policy Committee
	Director Since	2006	Term Expires	2022
	Other Public Directorships	Portillo’s Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Since 2013, Mr. Miles has served as an Advisory Director for Berkshire Partners, a private equity firm. Previously, he was President and Chief Operating Officer of Staples, Inc., an office products provider, from 2006 until 2013, and Chief Operating Officer from 2003 to 2006. Prior to that, Mr. Miles was Chief Operating Officer, Pizza Hut for Yum! Brands, Inc. from 2000 to 2003. From 1996 to 1999, he served Pizza Hut as Senior Vice President of Concept Development & Franchise. Mr. Miles also serves as Chair of the Board of Portillo’s Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Miles has experience as an executive of an international consumer goods retailer with large acquisitions outside of the United States and franchise distribution networks, which are similar to the Company’s agent network. Mr. Miles also brings U.S. and global operational expertise to the Board discussions.

CEO Experience CFO Experience Financial Literacy Regulated Industry/ Government	TIMOTHY P. MURPHY
	President and Chief Executive Officer of Consortium Networks
	Age	60	Committee(s)	Compliance Committee Chair, Audit Committee
	Director Since	2020	Term Expires	2022
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Murphy has served as President and Chief Executive Officer of Consortium Networks, a cybersecurity and networking company since 2019. Previously, he served as President of Thomson Reuters Special Services, a wholly-owned subsidiary of Thomson Reuters (“TRSS”), from 2015 to 2019. TRSS provides management consulting services to help customers with intelligence collection and analysis, network analysis, insider threat, and global risk management solutions. Mr. Murphy currently serves as Chair of the Board of Directors for TRSS from 2019. From 1988 to 2011, Mr. Murphy served in the United States Federal Bureau of Investigation (the “FBI”), where he held various positions of increasing responsibility until retiring from the FBI in 2011 as Deputy Director.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Murphy has substantial global law enforcement, cybersecurity, intelligence, counterterrorism, and business and operational experience gained through his time as chief financial officer and chief operating officer at the FBI and as president and chief executive officer of a cybersecurity and networking company. Mr. Murphy also brings experience in intelligence collection and analysis, network analysis, and insider threat and global risk management gained during his tenure with TRSS.

2022 Proxy Statement  |  9

BOARD OF DIRECTORS INFORMATION

CEO Experience Financial Literacy Regulated Industry/ Government Emerging Markets Global Operational Experience	JOYCE A. PHILLIPS
	Founder and Chief Executive Officer of EqualFuture Corp.
	Age	59	Committee(s)	Compensation and Benefits Committee, Corporate Governance, ESG, and Public Policy Committee
	Director Since	2020	Term Expires	2022
	Other Public Directorships	First Interstate BancSystem, Inc. and Katapult Holdings, Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Ms. Phillips is Founder and Chief Executive Officer of EqualFuture Corp., a fintech startup based in San Francisco that delivers affordable personal financial wellness platforms via a SaaS model to individuals and businesses, since 2017. Previously, Ms. Phillips was CEO of Australia and New Zealand Banking Group Limited’s Global Wealth Division from 2012 to 2016 and Group Managing Director of Innovation and Marketing from 2009 to 2016. Ms. Phillips also served as President and Chief Operating Officer of American Life Insurance Co., a subsidiary of American International Group, and Global Head of International Retail Banking at Citigroup. Earlier in her career she also held management roles at GE Capital and Western Union. Ms. Phillips served on the Board of Directors of Reinsurance Group of America from 2014 to 2017. Ms. Phillips currently serves on the board of First Interstate BancSystem, Inc. and Katapult Holdings, Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Ms. Phillips brings substantial global experience in banking, financial services, insurance, innovation and marketing in her 30+ year career. Ms. Phillips has held senior executive roles with global and regional responsibilities with Citigroup, American International Group and Australia and New Zealand Banking Group Limited, and as founder and chief executive officer of a fintech start up that delivers affordable personal financial wellness platforms to individuals and businesses. Ms. Phillips also brings experience in serving a wide range of consumer financial needs through innovation and new technologies.

CFO Experience Financial Literacy Eligible for Audit Committee Financial Expert Global Operational Experience	JAN SIEGMUND
	Chief Financial Officer of Cognizant Technology Solutions Corporation
	Age	57	Committee(s)	Audit Committee Chair, Compliance Committee
	Director Since	2019	Term Expires	2022
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Siegmund has served as Chief Financial Officer of Cognizant Technology Solutions Corporation, a professional services company, since September 2020. Prior to that, Mr. Siegmund served as Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc. (“ADP”), a global provider of cloud-based human capital management solutions, from 2012 to 2019. Prior to his appointment as Chief Financial Officer in 2012, he served as President, Added Value Services and Chief Strategy Officer of ADP from 2009 to 2012. Prior to that time, Mr. Siegmund held various positions of increasing responsibility with ADP. Mr. Siegmund joined ADP in 1999.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Siegmund brings to the Board experience as chief financial officer of a professional services provider and former chief financial officer and chief strategy officer of a global provider of cloud-based human capital management solutions.

10  |  The Western Union Company

BOARD OF DIRECTORS INFORMATION

Financial Literacy Regulated Industry/ Government	ANGELA A. SUN
	Former Chief Operations Officer & Partner, Alpha Edison
	Age	47	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2018	Term Expires	2022
	Other Public Directorships	Cushman & Wakefield plc and Apollo Strategic Growth Capital II

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Ms. Sun served as Chief Operations Officer and Partner of Alpha Edison, a venture capital firm, from 2019 to 2021. Previously, Ms. Sun served as Global Head of Strategy and Corporate Development for Bloomberg L.P, a privately held financial software, data, and media company. from 2014 to 2017, where she led new business development, and acquisitions and commercial partnerships across the company’s media, financial products, enterprise and data businesses. From 2008 to 2014, Ms. Sun served as Chief-of-Staff to Bloomberg’s former CEO. Prior to joining Bloomberg, L.P., Ms. Sun served as a Senior Policy Advisor in the Bloomberg Administration where she oversaw a citywide portfolio of economic development agencies and led urban planning and real estate development projects. From 2001 to 2005, Ms. Sun served as a management consultant at McKinsey & Company, where she focused on the Financial Services and Healthcare sectors. Prior to McKinsey, from 1996 to 1998, Ms. Sun was an investment banker at J.P. Morgan and in 2001 was a Visiting Associate at the Henry L. Stimson Center, a non-partisan international security and defense analysis think tank in Washington, D.C. Ms. Sun currently serves on the board of Cushman & Wakefield plc and Apollo Strategic Growth Capital II.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Ms. Sun brings to the board substantial operations management experience and valuable insight into the technology industry. Ms. Sun also has extensive strategic, operational, and government experience from her time in the Bloomberg Administration and at Bloomberg L.P. Ms. Sun also gained financial services experience at McKinsey & Company and J.P. Morgan.

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	SOLOMON D. TRUJILLO
	Founder and Chair, Trujillo Group, LLC
	Age	70	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2012	Term Expires	2022
	Other Public Directorship	Cano Health, Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Trujillo founded Trujillo Group, LLC, a business that provides consulting and venture capital services, and has served as its chair since 2003. Mr. Trujillo also served as the Chief Executive Officer and as director of Telstra Corporation Limited, Australia’s largest media-communications enterprise, from 2005 to 2009. From 2003 to 2004, Mr. Trujillo was Orange SA’s Chief Executive Officer. Earlier in his career, Mr. Trujillo was President and Chief Executive Officer of US West Communications and President, Chief Executive Officer and Chair of the Board of US West Inc. Mr. Trujillo previously served as a director of WPP plc from 2010 to 2020, Target Corporation from 1994 to 2014, ProAmerica Bank from 2009 until 2016, and Fang Holdings Ltd. (formerly SouFun Holdings Limited) from 2014 until 2017. Mr. Trujillo currently serves on the board of Cano Health, Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Trujillo is an international business executive with experience as a former chief executive officer of global companies in the telecommunications, media, and cable industries headquartered in the United States, the European Union, and the Asia-Pacific region. He has global operations experience and provides the Board with substantial international experience and expertise in the retail, technology, media, and communications industries.

2022 Proxy Statement  |  11

BOARD OF DIRECTORS INFORMATION

DIRECTOR SKILLS, QUALIFICATIONS, AND CHARACTERISTICS

The following matrix is provided to illustrate the skills, qualifications, and characteristics of our Board of Directors.

MARTIN I. COLE	RICHARD A. GOODMAN	BETSY D. HOLDEN	JEFFREY A. JOERRES	DEVIN B. McGRANAHAN	MICHAEL A. MILES, JR.	TIMOTHY P. MURPHY	JOYCE A. PHILLIPS	JAN SIEGMUND	ANGELA A. SUN	SOLOMON D. TRUJILLO
Skills and Qualifications											
CEO Experience	●		●	●	●		●	●			●
CFO Experience		●					●		●		
Financial Literacy	●	●	●	●	●	●	●	●	●	●	●
Audit Committee Financial Expert		●							●		
Regulated Industry/Government Experience	●		●	●	●		●	●		●	●
Emerging Markets Experience	●	●	●	●				●			●
Global Operational Experience	●	●	●	●	●	●		●	●		●
Gender											
Female			●					●		●	
Male	●	●		●	●	●	●		●		●
Race and Ethnicity											
White	●	●	●	●	●		●	●	●		
Hispanic or Latinx											●
Asian										●	
Did not disclose						●					
LGBTQ+									●		
Age	65	73	66	62	53	60	60	59	57	47	70
Tenure	7	10	16	7	1	16	2	2	3	4	10

*The demographic information listed above is based on responses from the directors in our annual director questionnaires.

MARTIN I. COLE HIKMET ERSEK RICHARD A. GOODMAN BETSY D. HOLDEN JEFFREY A. JOERRES MICHAEL A. MILES, JR. TIMOTHY P. MURPHY JOYCE A. PHILLIPS JAN SIEGMUND ANGELA A. SUN SOLOMON D. TRUJILLO

12  |  The Western Union Company

BOARD OF DIRECTORS INFORMATION

* Asian Female

DIVERSITY, EQUITY, AND INCLUSION

As a global company operating in more than 200 countries and territories, diversity, equity and inclusion (“DEI”) is central to who we are and an important factor for us in driving innovation and performance. We are focused on bringing more diverse candidates into our organization while creating a culture of inclusion and belonging to support retention and career growth. Our commitment to DEI also includes providing equitable pay.

We advance this work in a variety of ways, including through our policies and practices in hiring, training, promotion, and compensation. We have a longstanding commitment to fair and equitable compensation practices, and regularly review our compensation programs and practices to ensure they support pay equity. We also support 13 Employee Resource Groups (“ERGs”) and have allyship, mentorship, and sponsorship programs to further build our culture of inclusion, drive engagement, and support equity in opportunity.

Leadership: To advance these efforts, in 2021, we appointed a Chief Diversity and Talent Officer and created a DEI office, along with a specialized diversity recruiting function to strengthen our recruiting efforts. Our DEI office is guided by a steering committee of executive officers, and our global ERGs are sponsored by senior leaders within our organization.

Metrics: In 2021, we established public goals to increase women in leadership and increase racial and ethnic diversity in our U.S. employee population, and to maintain gender pay equity globally and racial and ethnicity pay equity in the U.S.

Highlights:

As of December 31, 2021:

•	women accounted for more than 50% of our global workforce;
•	four out of our nine executive officers were women;
•	women accounted for over 37% of senior management and above employees; and
•	approximately 22% of our U.S. employees identified as Latinx or Black.

Taking into account role, level, and geography, the results of our 2021 pay equity review show that as of March 1, 2021:

•	Globally, women at Western Union earn more than 99 cents for every $1 earned by men; and
•	In the U.S., colleagues who are racially or ethnically diverse earn more than 99 cents for every $1 earned by Caucasian/white colleagues.

More details, metrics and workforce demographics appear in our latest environmental, social, and governance report (“ESG Report”), which can be found on our Investor Relations website: http://ir.westernunion.com/investor-relations/ESG/default.aspx, in the Human Capital Management section of our Annual Report on Form 10-K for the year ended December 31, 2021, and in our EEO-1 report, which can be found on our website: https://corporate.westernunion.com/esg/. Information on the Company’s website, including our ESG Reports and EEO-1 reports, is not incorporated by reference into, and does not form part of, this Proxy Statement.

2022 Proxy Statement  |  13

PROPOSAL 1

ELECTION OF DIRECTORS

At the 2022 Annual Meeting, all director nominees will be elected for one-year terms.

The terms of each director if elected or re-elected, as the case may be, will expire at the 2023 Annual Meeting of Stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. See the “Board of Directors Information” section of this Proxy Statement for information concerning all nominees.

The Company’s By-Laws require that directors be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director, with abstentions and broker non-votes not counted as cast either “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Under the Company’s By-Laws, if an incumbent director does not receive the majority of votes cast, the director will promptly tender his or her resignation to the Board of Directors. The Corporate Governance, ESG, and Public Policy Committee, or such other committee as may be designated by the Board of Directors, will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Corporate Governance, ESG, and Public Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal. In the case of a vacancy, the Board of Directors may appoint a new director as a replacement, may leave the vacancy unfilled or may reduce the number of directors on the Board.

Your shares will be voted as you instruct via the voting procedures described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MR. COLE, MR. GOODMAN, MS. HOLDEN, MR. JOERRES, MR. MILES, MS. PHILLIPS, MS. SUN, MR. TRUJILLO, MR. SIEGMUND, AND MR. MURPHY, AND TO ELECT MR. MCGRANAHAN, EACH TO SERVE UNTIL THE 2023 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS OR HER RESPECTIVE SUCCESSOR IS ELECTED AND QUALIFIED.

14  |  The Western Union Company

CORPORATE GOVERNANCE

SUMMARY OF CORPORATE GOVERNANCE PRACTICES

The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Over the years, our Board of Directors has responded to evolving governance standards by enhancing our practices to best serve the interests of the Company’s stockholders, including:

   Annual election of directors.

   Proxy access. Our By-Laws permit qualifying stockholders or groups of qualifying stockholders that have each beneficially owned at least 3% of the Company’s Common Stock for three years to nominate up to the greater of (x) two or (y) an aggregate of 20% of the members of the Board and have information and supporting statements regarding those nominees included in the Company’s Proxy Statement.

   Majority vote standard in uncontested elections. In an uncontested election, each director must be elected by a majority of votes cast, rather than by a plurality.

   Stockholder right to call special meetings at 10% ownership threshold.

   No stockholder rights plan (“poison pill”).

   No supermajority voting provisions in the Company’s organizational documents.

   Independent Board, except our CEO. Our Board is comprised of all independent directors, except our CEO.

   Independent non-executive chair. The Chair of the Board of Directors is a non-executive independent director.

   Independent Board committees. All of our Board Committees are made up of independent directors. Each standing committee operates under a written charter that has been approved by the Board.

   Confidential stockholder voting. The Company’s Corporate Governance Guidelines provide that the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except under circumstances set forth in the Company’s Corporate Governance Guidelines.

   Board Committee authority to retain independent advisors. Each Board Committee has the authority to retain independent advisors.

   Robust codes of conduct. The Company is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These shared values are embodied in our Code of Conduct and require that every customer, employee, agent and member of the public be treated accordingly. The Company Code of Conduct applies to all employees, but the Company’s senior financial officers are also subject to an additional code of ethics, reflecting the Company’s commitment to maintaining the highest standards of ethical conduct. In addition, the Board of Directors is subject to a Directors’ Code of Conduct.

   Board oversight of ESG matters. The Board oversees Western Union’s ESG strategy development and relevant ESG matters. To assist the Board with its oversight duties:

    The Corporate Governance, ESG, and Public Policy Committee is responsible for reviewing and advising the Board with respect to ESG matters related to the Company.

    The Audit Committee oversees ESG internal controls and process as well as integration of ESG risks in the Company’s enterprise risk management framework.

    The Compensation Committee oversees the alignment of the Company’s ESG strategy with compensation practices.

    The Compliance Committee evaluates executive performance of the Company’s ESG compensation metric related to compliance.

The Company has produced an ESG Report annually since 2018 and intends to continue to do so. The ESG Report for fiscal year 2020 can be found on the Company’s investor relations website: http://ir.westernunion.com/investor-relations/ESG/default.aspx. Information on the Company’s website, including our ESG Reports, is not incorporated by reference into, and does not form part of, this Proxy Statement.

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CORPORATE GOVERNANCE

   Robust stock ownership guidelines for senior executives and directors. Robust stock ownership requirements for our senior executives and directors strongly link the interests of management and the Board with those of stockholders.

   Prohibition against pledging and hedging of Company stock. The Company’s insider trading policies prohibit the Company’s executive officers and directors from pledging the Company’s securities and prohibit all employees (including executive officers) and directors from engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities. Please see “Compensation of Directors—Prohibition Against Pledging and Hedging of

the Company’s Securities” and “Compensation Discussion and Analysis—The Western Union Executive Compensation Program—Prohibition Against Pledging and Hedging of the Company’s Securities,” below.

   Regular stockholder engagement. The Company regularly seeks to engage with its stockholders to better understand their perspectives.

You can learn more about our corporate governance by visiting the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-10, Denver, Colorado 80237.

INDEPENDENCE OF DIRECTORS

The Board of Directors has adopted Corporate Governance Guidelines, which contain the standards that the Board of Directors uses to determine whether a director is independent. A director is not independent under these categorical standards if:

•    The director is, or has been within the last three years, an employee of Western Union, or an immediate family member of the director is, or has been within the last three years, an executive officer of Western Union.

•    The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Western Union, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•    (i) The director is a current partner or employee of a firm that is Western Union’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Western Union’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on Western Union’s audit within that time.

•    The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of

Western Union’s present executive officers at the same time serves or served on that company’s compensation committee.•    The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Western Union for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•    The director is a current employee, or an immediate family member is a current executive officer, of a company which was indebted to Western Union, or to which Western Union was indebted, where the total amount of either company’s indebtedness to the other, in any of the last three fiscal years, exceeded 5% or more of such other company’s total consolidated assets.

•    The director or an immediate family member is a current officer, director, or trustee of a charitable organization where Western Union’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

The Board has reviewed the independence of the current directors under the Company’s categorical standards and the rules of the New York Stock Exchange (the “NYSE”) and found Mr. Cole, Mr. Goodman, Ms. Holden, Mr. Joerres, Mr. Miles, Mr. Murphy, Ms. Phillips, Mr. Siegmund, Ms. Sun, and Mr. Trujillo to be independent.

16  |  The Western Union Company

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board has a non-executive Chair. This position is independent from management. The Chair sets the agendas for and presides over the Board meetings, as well as meetings of the independent directors. Our CEO is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s process for identifying, prioritizing, and responding to those risks. During these discussions, the CEO, the Chief Legal Officer, the Chief Financial Officer, the Chief Compliance Officer (the “CCO”), the President, Product and Platform, the Chief Information Security Officer, the Chief Privacy and Data Governance Officer, the Chief Risk Officer and the Chief Internal Auditor present management’s process for assessment of risks, a description of the most significant risks facing the Company, and any mitigating factors, plans, or policies in place to address and monitor those risks. The Board has also delegated certain risk oversight responsibilities to its committees.

Our management team, led by the Chief Risk Officer, utilizes a range of processes to identify risks associated with our strategy and business, financial activities and reporting, legal and regulatory issues, information technology, and people related skills and availability. Information technology risks include those related to cybersecurity. In 2021, management’s risk assessment process included a climate risk assessment as well as a cybersecurity risk assessment involving, among other things, an evaluation of external annual audits (service organization controls (“SOC”) 2 report and payment card industry (“PCI”) compliance).

Key Board Committee Oversight Responsibilities

Audit Committee. Consistent with the NYSE listing standards, to which the Company is subject, the Audit Committee bears responsibility for oversight of the Company’s policies with respect to risk assessment and risk management and must discuss with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. The Audit Committee is also responsible for assisting Board oversight of the Company’s compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces. During the Audit Committee’s discussion of risk, the Company’s CEO, Chief Financial Officer, Chief Legal Officer, CCO, President, Product and Platform, the Chief Information Security Officer, the Chief Privacy and Data Governance Officer, Chief Risk Officer, and Chief Internal Auditor present information and participate in discussions with the Audit Committee regarding risk and risk management. Risks discussed regularly include those related to global economic and political trends, business and financial performance, legal and regulatory matters, cybersecurity, data privacy, competition, legislative developments, and other matters. In 2021, the Audit Committee worked closely with the Chief Risk Officer and other members of management to oversee the management of risks to the Company related to the ongoing COVID-19 pandemic, including organizational resilience, effective management reporting, and return to office protocols.

Compliance Committee. While the Board committee with primary oversight of risk is the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, in light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of the Company’s compliance programs, policies, and key risk exposures associated with anti-money laundering (“AML”), sanctions, anti-corruption, fraud prevention, consumer protection, and privacy laws, including investigations or other matters that may arise in relation to such laws, the Board formed the Compliance Committee in 2013 to assist the Audit Committee and the Board with oversight of those areas. This function was previously performed by the Corporate Governance, ESG, and Public Policy Committee. Oversight of privacy matters was formally added to the Compliance Committee charter in February 2021. The Compliance Committee reports regularly on these matters to the Board and Audit Committee and during the Compliance Committee’s meetings, each of the Chief Legal Officer, CCO, and Chief Privacy Officer regularly present and participate in discussions.

Compensation Committee. In addition, the Compensation Committee oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.

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CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

The current members of each Board Committee are indicated in the table below.

Director	Audit	Corporate Governance, ESG & Public Policy	Compensation & Benefits	Compliance
Martin I. Cole
Richard A. Goodman
Betsy D. Holden
Jeffrey A. Joerres
Devin B. McGranahan
Michael A. Miles, Jr.
Timothy P. Murphy
Joyce A. Phillips
Jan Siegmund
Angela A. Sun
Solomon D. Trujillo

Chair of the Board
Committee Chair
Member

18  |  The Western Union Company

 CORPORATE GOVERNANCE

BOARD AND COMMITTEE GOVERNING DOCUMENTS

Each committee operates under a charter approved by the Board. The Company’s Audit Committee Charter, Compensation and Benefits Committee Charter, Corporate Governance, ESG, and Public Policy Committee Charter, Compliance Committee Charter, and Corporate Governance

Guidelines are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-10, Denver, Colorado 80237.

Audit Committee

“During 2021, the Audit Committee continued to oversee financial reporting, internal audit, and legal and regulatory matters, with a strong focus on the Company’s controls and culture of compliance. The Committee is continuing to focus on these areas and risk management and mitigation, with an emphasis on the evolving cybersecurity, technology, and data privacy regulatory environment.”

Jan Siegmund, Committee Chair

Additional Committee Members: Richard A. Goodman, Betsy D. Holden, Timothy P. Murphy, Angela A. Sun, and Solomon D. Trujillo

Meetings Held in 2021: 8

Primary Responsibilities: Pursuant to its charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•    integrity of the Company’s consolidated financial statements;

•    compliance with legal and regulatory requirements;

•    review the Company's guidelines and policies that govern the process by which the Company goes about assessing and managing its exposure to risks;

•    the independent registered public accounting firm’s qualifications, independence and compensation; and

•    performance of the Company’s internal audit function and independent registered public accounting firm.

Independence: Each member of the Audit Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as the Board has determined, has no material relationship with the Company. Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has designated each of Mr. Goodman and Mr. Siegmund as a “financial expert” as defined by Item 407(d) of Regulation S-K.

Service on Other Audit Committees: No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Currently, none of the Audit Committee members serve on more than two other public company audit committees.

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CORPORATE GOVERNANCE

Compensation and Benefits Committee

“In 2021, the Compensation and Benefits Committee continued to focus on pay-for-performance to set the foundation for the long-term strength and performance of the Company through the Company’s executive compensation program. The Compensation and Benefits Committee also assisted the Board in the CEO succession process and in establishing compensation arrangements for the new CEO.”

Michael A. Miles, Jr., Committee Chair

Additional Committee Members: Martin I. Cole, Richard A. Goodman, Betsy D. Holden, and Joyce A. Phillips

Meetings Held in 2021: 6

Primary Responsibilities: Pursuant to its charter, the Compensation Committee has the authority to administer, interpret, and take any actions it deems appropriate in connection with any incentive compensation or equity-based plans of the Company, any salary or other compensation plans for officers and other key employees of the Company, and any employee benefit or fringe benefit plans, programs, or policies of the Company. Among other things, the Compensation Committee is responsible for:

•    in consultation with senior management, establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation and benefits policies;

•    reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluating the performance of the CEO and other executive officers in light thereof, and setting compensation levels and other benefits for the CEO (with the ratification by the independent directors of the Board) and other executive officers based on this evaluation;

•    overseeing the Company’s regulatory compliance with respect to compensation matters;

•    reviewing and making recommendations to the Board regarding severance or similar termination agreements with the Company’s CEO or to any person being considered for promotion or hire into the position of CEO;

•    approving grants and/or awards of options, restricted stock, restricted stock units, and other forms of equity-based compensation under the Company’s equity-based plans;

•    reviewing with management and preparing an annual report regarding the Company’s Compensation Discussion and Analysis to be included in the Company’s Proxy Statement and Annual Report;

•    in consultation with the CEO, reviewing management succession planning;

•    reviewing and recommending to the Board of Directors compensation for non-employee directors; and

•    periodically reviewing the overall effectiveness of the Company’s principal strategies related to human capital management, recruiting, retention, career development, and diversity.

The Compensation Committee has the authority to delegate all or a portion of its duties and responsibilities to a subcommittee and, in some situations, may also delegate its authority and responsibility with respect to certain compensation and benefit plans and programs to one or more employees.

Independence: Each member of the Compensation Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE, the Exchange Act and such other independence or other requirements as may be applicable from time to time, and as the Board has determined, has no material relationship with the Company.

20  |  The Western Union Company

 CORPORATE GOVERNANCE

Compliance Committee

“The Compliance Committee shares with regulators the goals of protecting consumers and the integrity of the global money transfer network and remains at the forefront of the Company’s focus on the execution and enhancement of the Company’s compliance policies and procedures. In 2021, the Compliance Committee continued to focus on sustaining and enhancing the Company’s compliance programs in light of increasing regulatory requirements around the globe.”

Timothy P. Murphy, Committee Chair

Additional Committee Members: Martin I. Cole, Jan Siegmund, Angela A. Sun, and Solomon D. Trujillo

Meetings Held in 2021: 4

Primary Responsibilities: Pursuant to its charter, the Compliance Committee assists the Audit Committee and the Board in fulfilling the Board’s oversight responsibility for the Company’s compliance with legal and regulatory requirements. Among other things, the Compliance Committee is responsible for reviewing and discussing with management:

•    the Company’s compliance programs, policies and key risk exposures relating to AML, sanctions, anti-corruption, fraud prevention, consumer protection, and privacy laws, including establishing procedures to be apprised of material investigations or other material matters that may arise in relation to such laws; and

•    legal, compliance or other regulatory matters that may have a material effect on the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

Independence: Each voting member of the Compliance Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE, and the Exchange Act, and as the Board has determined, has no material relationship with the Company. The Board may appoint non-voting members to the Compliance Committee that are not independent from the Company.

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CORPORATE GOVERNANCE

Corporate Governance, ESG, and Public Policy Committee

“In 2021, the Committee assisted the Board in recruiting, appointing, and onboarding the Company’s new CEO and Board member, with the objective of furthering the Company’s strategic objectives and enhancing the skills, experience, diversity, and effectiveness of the Board. The Committee also continued to focus on oversight of the Company’s ESG disclosures and strategy development.”

Jeffrey A. Joerres, Committee Chair

Additional Committee Members: Michael A. Miles, Jr. and Joyce A. Phillips

Meetings Held in 2021: 5

Primary Responsibilities: Pursuant to its charter, the Corporate Governance, ESG, and Public Policy Committee is responsible for:

•    recommending to the Board of Directors criteria for Board and committee membership;

•    considering, in consultation with the Chair of the Board and the CEO, and recruiting candidates to fill positions on the Board of Directors;

•    evaluating current directors for re-nomination to the Board of Directors;

•    recommending director nominees to the Board of Directors;

•    recommending to the Board of Directors appointments to committees of the Board of Directors;

•    recommending to the Board of Directors corporate governance guidelines, reviewing the Corporate Governance Guidelines at least annually, and recommending modifications to the Corporate Governance Guidelines to the Board of Directors;

•    advising the Board of Directors with respect to the charters, structure, and operations of the various committees of the Board of Directors and qualifications for membership thereon;

•    overseeing the development and implementation of an orientation and continuing education program for directors;

•    establishing and implementing self-evaluation procedures for the Board of Directors and its committees;

•    reviewing stockholder proposals submitted for inclusion in the Company’s Proxy Statement;

•    reviewing the Company’s related persons transaction policy, and as necessary, reviewing specific related person transactions; and

•    reviewing and advising the Board of Directors regarding public policy and ESG matters that are relevant to the Company or the industries in which the Company operates.

Independence: Each member of the Corporate Governance, ESG, and Public Policy Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company.

22  |  The Western Union Company

 CORPORATE GOVERNANCE

CHIEF EXECUTIVE OFFICER SUCCESSION PLANNING

The Company’s Board of Directors has developed a governance framework for CEO succession planning that is intended to provide for a talent-rich leadership organization that can drive the Company’s strategic objectives. Under its governance framework, the Board of Directors:

•    Reviews succession planning for the CEO on an annual basis. As part of this process, the CEO reviews the annual performance of each member of the management team with the Board and the Board engages in a discussion with the CEO and the Chief People Officer regarding each team member and the team member’s development;

•    Maintains a confidential plan to address any unexpected short-term absence of the CEO and identifies candidates who could act as interim CEO in the event of any such unexpected absence; and

•    Ideally three to five years before the retirement of the current CEO, manages the succession process and determines the current CEO’s role in that process.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder of the Company or other interested party who desires to contact the non-management directors either as a group or individually, or Mr. McGranahan in his capacity as a director, may do so by writing to: The Western Union Company, Board of Directors, 7001 E. Belleview Avenue, Denver, Colorado 80237. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chair of the Corporate Governance, ESG, and Public Policy Committee. All communications will be forwarded to the Chair of the Corporate Governance, ESG, and Public Policy Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, it encourages directors to attend. Eight out of eleven of the members of the Board of Directors serving at the time attended the Company’s 2021 Annual Meeting of Stockholders.

PRESIDING DIRECTOR OF NON-MANAGEMENT DIRECTOR MEETINGS

The non-management directors meet in regularly scheduled executive sessions without management. The Chair of the Board of Directors is the presiding director at these meetings.

NOMINATION OF DIRECTORS

The Company’s Board of Directors is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Corporate Governance, ESG, and Public Policy Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership. The Corporate Governance, ESG, and Public Policy Committee

does not have any single method for identifying director candidates, but will consider candidates suggested by a wide range of sources, including by any stockholder, director, or officer of the Company. Mr. McGranahan, who was appointed as a member of the Board in December 2021, was recommended to the Corporate Governance, ESG, and Public Policy Committee by a third-party executive search firm.

2022 Proxy Statement  |  23

CORPORATE GOVERNANCE

DIRECTOR QUALIFICATIONS, REQUIREMENTS, AND EVALUATIONS

General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties–all in the context of an assessment of the perceived needs of the Board at that point in time. In exercising its director nomination responsibilities, the Corporate Governance, ESG, and Public Policy Committee considers diversity in gender, ethnicity, geography, background, and cultural viewpoints when considering director nominees, given the global nature of the Company’s business. However, the Board has not adopted a formal policy governing director diversity.

Our Corporate Governance Guidelines also require that a director retire effective at the next annual meeting of stockholders following the time such director reaches the age of 74. The Board may waive this requirement for one year if it determines it is in the best interests of our Company. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Board or Committee member.

The Corporate Governance, ESG, and Public Policy Committee will consider candidates for election to the Board suggested in writing by a stockholder and will make a recommendation to the Board using the same criteria as it does in evaluating candidates submitted by members of the Board of Directors. Any such suggestions should be submitted to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237. If the Company receives such a suggestion, the Company may request additional information from the candidate to assist in its evaluation.

Pursuant to our Corporate Governance Guidelines, we evaluate the overall effectiveness of the Board annually. The Board together with the Corporate Governance, ESG, and Public Policy Committee conducts annual self-evaluations of Board and committee performance, including an evaluation of the effectiveness of the nomination process. In addition, the Board conducts annual evaluations of each individual independent director.

STOCKHOLDER NOMINEES

Stockholders may submit nominations for director candidates by giving notice to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237. The requirements for the submission of such stockholder nominations are set forth in Article II of the Company’s By-Laws, which are available on the “Investor Relations, Corporate Governance” section of the Company’s website, www.westernunion.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals, including stockholder director nominations, requested to be included in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders must be received by the Company not later than December 5, 2022 and comply with the requirements of Rule 14a-8, if applicable, and the Company’s proxy access By-laws, as applicable. Even if a proposal or director nomination is not submitted in time to be considered for inclusion in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders, a proper stockholder proposal or director nomination may still be considered at the Company’s 2023 Annual Meeting of Stockholders, but only if the proposal or nomination is received by the Company no sooner than

January 19, 2023 and no later than February 18, 2023 and otherwise complies with the Company’s By-Laws.

All proposals or nominations a stockholder wishes to submit at the meeting should be directed to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237. In addition to satisfying the foregoing requirements and those under the Company’s By-Laws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023.

24  |  The Western Union Company

CORPORATE GOVERNANCE

CODE OF ETHICS

The Company’s Director’s Code of Conduct, Code of Ethics for Senior Financial Officers, Reporting Procedure for Accounting and Auditing Concerns, Attorney’s Professional Conduct Policy, and the Code of Conduct are available without charge through the “Investor Relations, Corporate Governance” section of the Company’s website, www.westernunion.com, or by writing to the attention of:

Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-10, Denver, Colorado 80237. In the event of an amendment to, or a waiver from, the Company’s Code of Ethics for Senior Financial Officers, the Company intends to post such information on its website, www.westernunion.com.

2022 Proxy Statement  |  25

COMPENSATION OF DIRECTORS

The following table provides information regarding the compensation of our outside directors for 2021. Mr. Ersek, our former President and CEO, and Mr. McGranahan, our current President and CEO, did not receive additional compensation in 2021 for their services as directors, and have been excluded from the table. Please see the “2021 Summary Compensation Table” for the compensation received by Messrs. Ersek and McGranahan with respect to 2021.

2021 DIRECTOR COMPENSATION

	FEES EARNED	STOCK	OPTION	ALL OTHER
	OR PAID IN	AWARDS	AWARDS	COMPENSATION	TOTAL
NAME	CASH ($000)	($000)(2)	($000)(3)	($000)(4)	($000)(5)
Martin I. Cole	105.7	160.0	—	—	265.7
Richard A. Goodman	110.0	—	160.0	25.0	295.0
Betsy D. Holden	110.0	160.0	—	25.0	295.0
Jeffrey A. Joerres	125.0 (1)	360.0	—	—	485.0
Michael A. Miles, Jr.	120.0	160.0	—	25.0	305.0
Timothy Murphy	128.0	160.0	—	—	288.0
Joyce A. Phillips	105.0	160.0	—	15.0	280.0
Jan Siegmund	125.0	—	160.0	—	285.0
Angela A. Sun	110.0	160.0	—	25.0	295.0
Solomon D. Trujillo	110.0	80.0	80.0	—	270.0

Footnotes:

(1)	Mr. Joerres elected to receive his annual retainer fee for 2021 in the form of equity compensation as described below under “Compensation of Directors—Equity Compensation.”
(2)

The amounts in this column represent the value of stock units granted to director as annual equity grants. Stock awards consist of fully vested stock units that are settled in shares of Common Stock and may be subject to a deferral election consistent with Section 409A of the Internal Revenue Code. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of the relevant assumptions used in calculating these amounts.

(3)

The amounts in this column represent the value of stock options granted to directors as an annual equity grant. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of the relevant assumptions used in calculating these amounts.

(4)

All Other Compensation represents matches under the Company’s gift matching program that the Company made in 2021. Outside directors are eligible to participate in the Company’s gift matching program on the same terms as Western Union’s executive officers and employees. As noted below, contributions made or directed to be made to an eligible organization, up to an aggregate amount of $25,000 per calendar year, will be matched by the Company. Matching contributions to various charities were made in 2021 on behalf of the following directors:   Messrs. Goodman, and Miles, Ms. Holden, Ms. Phillips, and Ms. Sun. Contributions up to $100,000 per calendar year that a director makes to the Western Union Foundation (the “Foundation”) without designating a recipient organization will be matched by the Company $2 for every $1 contributed.

(5)	As of December 31, 2021, each outside director had outstanding the following number of stock units and options:

NAME	STOCK UNITS	OPTIONS
Martin I. Cole	15,378	9,208
Richard A. Goodman	58,849	75,462
Betsy D. Holden	102,190	—
Jeffrey A. Joerres	128,993	11,448
Michael A. Miles, Jr.	140,183	—
Timothy Murphy	9,929	20,084
Joyce A. Phillips	10,401	—
Jan Siegmund	—	79,247
Angela A. Sun	20,316	22,620
Solomon D. Trujillo	36,998	177,080

26  |  The Western Union Company

COMPENSATION OF DIRECTORS

DETERMINATION OF DIRECTOR COMPENSATION

The Compensation Committee is responsible for recommending to the Board the compensation of the Company’s outside directors. As part of this process, the Compensation Committee reviews the outside director compensation program annually to evaluate whether it is competitive with market practices by considering input from

Meridian, the Compensation Committee’s independent compensation consultant, regarding the Company’s historical practices with respect to outside director compensation as well as market data for the same peer group used for determining executive compensation.

CASH COMPENSATION

In 2021, each outside director (other than our Non-Executive Chair) received the following cash compensation for service on our Board and committees of our Board (prorated for partial years of service):

•    an annual Board retainer fee of $85,000;

•    an annual committee chair retainer fee of $30,000 for the chairs of the Audit Committee and the Compliance

Committee and $25,000 for the chairs of the Compensation Committee and the Corporate Governance, ESG and Public Policy Committee; and

•    an annual committee member retainer fee of $15,000 for non-chair members of the Audit Committee and $10,000 for non-chair members of each other committee of our Board.

EQUITY COMPENSATION

The 2021 outside director equity awards were granted pursuant to our Long-Term Incentive Plan. The purpose of these awards is to advance the interests of the Company and its stockholders by encouraging stock ownership by our outside directors and by helping the Company attract, motivate, and retain highly qualified outside directors.

In 2021, all of our outside directors (other than our Non-Executive Chair) were eligible to receive an annual equity grant with a value of $160,000 for service on our Board and committees of our Board.

The 2021 equity grant will be settled in shares of common stock and have a one-year vesting requirement, subject to pro-rata vesting for a qualifying departure from the Board. For 2021, each outside director had the choice of electing to receive such director’s annual retainer fees described above in the form of cash, equity or a combination thereof. For 2021, each outside director had the choice of election to receive such director’s annual equity grant in the form (a) all stock options, (b) all restricted stock units, (c) a combination of 75% stock options and 25% restricted stock units, (d) a combination of 50% stock options and 50% restricted stock units, or (e) a combination of 75% restricted stock units and 25% stock options.

COMPENSATION OF OUR NON-EXECUTIVE CHAIR

In 2021, our Non-Executive Chair received the following compensation in lieu of the compensation described above for our other outside directors:

•    an annual retainer fee of $125,000; and

•    an annual equity grant with a value of $360,000.

Our Non-Executive Chair has the choice to receive his annual retainer fee in the forms discussed above under “Compensation of Directors—Equity Compensation.” The Non-Executive Chair annual equity grant has a one-year vesting condition, subject to pro-rata vesting for a qualifying departure from the Board.

2022 Proxy Statement  |  27

COMPENSATION OF DIRECTORS

CHARITABLE CONTRIBUTIONS

Outside directors may participate in the Company’s gift matching program on the same terms as the Company’s executive officers and employees. Under this program, contributions up to $100,000 per calendar year that the director makes to the Foundation without designating a recipient organization will be matched by the Company $2 for every $1 contributed. Contributions made or directed to be made to an eligible organization, as defined in the program, up to an aggregate amount of $25,000 per calendar year will be equally matched by the Company through the Foundation.

REIMBURSEMENTS

Directors are reimbursed for their expenses incurred by attending Board, committee, and stockholder meetings, including those for travel, meals, and lodging. Occasionally, a spouse or other guest may accompany directors on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no amount is reflected in the 2021 Director Compensation table.

INDEMNIFICATION AGREEMENTS

Each outside director has entered into a Director Indemnification Agreement with the Company to clarify indemnification procedures. Consistent with the indemnification rights already provided to directors of the Company in the Company’s Certificate of Incorporation, each agreement provides that the Company will indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

EQUITY OWNERSHIP GUIDELINES

Each outside director is expected to maintain an equity investment in Western Union equal to five times his or her annual cash retainer, which must be achieved within five years of the director’s initial election to the Board. The holdings that generally may be counted toward achieving the equity investment guidelines include outstanding stock awards or units, shares obtained through stock option exercises, shares owned jointly with or separately by the director’s spouse, and shares purchased on the open market. As of the Record Date, all outside directors have met or, within the applicable period, are expected to meet, these equity ownership guidelines.

PROHIBITION AGAINST PLEDGING AND HEDGING OF THE COMPANY’S SECURITIES

The Company’s Insider Trading Policy prohibits the Company’s directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

2022 Proxy Statement  |  28

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of six independent directors and operates under a written charter adopted by the Board. The Audit Committee reviews the charter at least annually, reviewing it last in December 2021. The charter is available through the “Investor Relations, Corporate Governance” portion of the Company’s website www.westernunion.com.

The Board has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, independent registered public accounting firm qualifications and independence, performance of the Company’s internal audit function and independent registered public accounting firm, and other matters identified in the Audit Committee Charter. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm in carrying out its responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. In addition, management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The Company’s independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. In evaluating and selecting the Company’s independent registered public accounting firm, the Audit Committee considers, among other things, historical and recent performance of the firm, an analysis of known significant legal or regulatory proceedings related to the firm, recent Public Company Accounting Oversight Board (the “PCAOB”) reports regarding the firm, industry experience, audit fee revenues, audit approach, and the independence of the firm. The Audit Committee also periodically considers the advisability and potential impact of selecting a different independent public accounting firm. In addition, the Audit Committee is involved in the lead audit partner selection process.

During fiscal year 2021, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Specifically, the Audit Committee, among other actions:

•    reviewed and discussed with management and the independent registered public accounting firm the Company’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC;

•    reviewed with management, the independent registered public accounting firm and the internal auditor, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting;

•    reviewed with the independent registered public accounting firm, management, and the internal auditor, as appropriate, the audit scope and plans of both the independent registered public accounting firm and internal auditor;

•    reviewed with the independent registered public accounting firm the critical audit matters expected in their report for the 2021 audit;

•    met in periodic executive sessions with each of the independent registered public accounting firm, management, and the internal auditor;

•    received the written disclosures and the annual letter from Ernst & Young LLP provided to us pursuant to PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, concerning their independence and discussed with Ernst & Young LLP their independence; and

•     reviewed and pre-approved all fees paid to Ernst & Young LLP, as described in Proposal 3–Ratification of Selection of Auditors, and considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accounting firm.

The Audit Committee has reviewed and discussed with the Company’s management and independent registered public accounting firm the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2021, and the independent registered public accounting firm’s report on those financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles.

2022 Proxy Statement  |  29

REPORT OF THE AUDIT COMMITTEE

We have discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the SEC. Such communications include, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under the standards of the PCAOB. This review included a discussion with management and the independent registered public accounting firm about the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

In reliance on the review and discussions described above, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Audit Committee

Jan Siegmund (Chair)
Richard A. Goodman
Betsy D. Holden
Timothy P. Murphy
Angela A. Sun
Solomon D. Trujillo

30  |  The Western Union Company

COMPENSATION AND BENEFITS

COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management and based on such review and discussion, the Compensation and Benefits Committee recommended to the

Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Compensation and Benefits Committee

Michael A. Miles, Jr. (Chair)

Martin I. Cole

Betsy D. Holden

Richard A. Goodman

Joyce Phillips

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS OVERVIEW

The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. Western Union offers its services in more than 200 countries and territories. Our business is complex: our regulatory environment is disparate and developing; our consumers are different from those addressed by traditional financial services firms; and our agent and client relationships are numerous and varied.

Managing these complexities is at the center of Western Union’s success, and our leadership must be capable of supporting our Company’s goals amid this complexity.

The Company’s key strategic priorities for 2021 are set forth in the chart below. The performance goals and objectives under our annual incentive and long-term incentive programs were designed to support these strategic priorities.

1

Please see our 2021 Annual Report on Form 10-K for more information regarding our performance.

(1)	See Annex A for a reconciliation of measures that are not based on accounting principles generally accepted in the United States (“GAAP”) to the comparable GAAP measure.
(2)

Consumer-to-Consumer segment money transfer transactions initiated through websites and mobile applications marketed under our brands (“westernunion.com”) and transactions initiated on the internet and mobile applications hosted by our third-party white label or co-branded digital partners.

32  |  The Western Union Company

 COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION FRAMEWORK

The Company’s executive compensation framework reinforces our executive compensation philosophy and objectives and includes the following:

WHAT WE DO

  Pay-for-performance and at-risk compensation.

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy. For 2021, performance-based compensation comprised approximately 83% of the targeted annual compensation for Mr. Ersek and, on average, approximately 64% of the targeted annual compensation for our other NEOs (excluding new hire NEOs). The remaining components of such NEOs’ 2021 targeted annual compensation consisted of base salary and service-based RSUs, with the Compensation Committee viewing RSUs as at-risk as their value fluctuates based on our stock price performance.

  Align compensation with stockholder interests.

Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term stockholder value.

  Emphasis on future pay opportunity vs. current pay.

Our long-term incentive awards are equity-based, use performance and multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term stockholder interests. For 2021, long-term equity compensation comprised approximately 74% of the targeted annual compensation for Mr. Ersek and, on average, approximately 64% of the targeted annual compensation for our other NEOs (excluding new hire NEOs).

  Mix of performance metrics.

The Company utilizes a mix of performance metrics that emphasize both absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and a relative performance goal, which measures Company performance in comparison to the S&P 500 Index.

  Stockholder engagement.

The Compensation Committee chair and members of management engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.

  “Clawback” policy.

The Company may recover incentive compensation paid to certain officers in the event of an accounting restatement or if such officers engaged in detrimental conduct, as defined in the clawback policy. In addition, the Company may recover incentive compensation paid to certain officers for conduct that is determined to have contributed to material compliance failures, subject to applicable laws.

  Robust stock ownership guidelines.

We require our executive officers to own a meaningful amount of Company stock to align them with long-term stockholder interests (6x base salary in the case of our CEO and 3x base salary for our other NEOs).

  Include ESG metrics in compensation program.

Our annual incentive program incorporates ESG metrics, which qualitatively assess progress towards the Company’– three pillars - Integrity of Global Money Movement, Economic Prosperity, and Diversity, Equity and Inclusion. In addition, our annual incentive program incorporates compliance and leadership metrics.

  Multi-year vesting and/or performance periods for long-term incentive awards.

  Independent compensation consultant retained by the Compensation Committee.

  “Double trigger” severance benefits in the event of a change-in-control.

  Maximum payout caps for annual cash incentive compensation and PSUs.

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 COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DON’T DO

  No repricing or buyout of underwater stock options without stockholder approval.

  No change-in-control tax gross-ups.

Following Mr. Ersek’s retirement as CEO, no Company employee is eligible for change-in-control tax gross-up payments.

  Prohibition against pledging and hedging of Company securities by senior executives and directors.

Please see “Summary of Corporate Governance Practices” for additional details.

  No dividends or dividend equivalents paid on unvested or unearned PSUs or RSUs.

  No service-based defined benefit pension plan.

MANAGEMENT TRANSITION

On December 27, 2021, Devin McGranahan succeeded Hikmet Ersek as the Company’s new President and Chief Executive Officer. Upon Mr. McGranahan’s start date, Mr. Ersek assumed the role as Special Advisor to the Chief Executive Officer, with such service expected to continue through June 30, 2022. Please see the section below entitled “CEO Transition Compensation” for a description of the compensation arrangements entered into with Messrs. McGranahan and Ersek in connection with the CEO transition.

FORMER CHIEF EXECUTIVE OFFICER COMPENSATION

Because Mr. Ersek served as CEO of the Company until late December 2021, this section describes the compensation paid or granted to Mr. Ersek in 2021. Mr. Ersek’s 2021 base salary and annual and long-term incentive award targets remained unchanged from the levels set in 2020. Mr. Ersek’s 2021 compensation continued to be aligned with median compensation for chief executive officers in the 2021 peer group, based on the most recent publicly available information, as compiled by the Compensation Committee’s independent compensation consultant. For 2021 performance, Mr. Ersek received an annual incentive payout of $1,392,300, reflecting achieved performance of 78% of target, as further described on pages 43-45. In addition, 2021 was the final performance year of the 2019 PSU grants. Primarily, due to the impact of COVID-19 on the Company’s operations in 2020 and 2021, the TSR PSUs did not vest, while the Financial PSUs vested at 28% despite achieving close to target performance for the first year of the three-year performance period.

In 2021, Mr. Ersek’s long-term incentive allocation continued to be comprised of 50% Financial PSUs, 20% TSR PSUs, 20% stock options and 10% service-based RSUs. Further information with respect to the 2021 long-term incentive awards can be found on pages 45-49.

Mr. Ersek’s 2021 total target direct compensation (which includes base salary, target bonus opportunity and the 2021 long-term incentive grant value) was weighted significantly toward variable and performance-based incentive pay over fixed pay, and long-term, equity-based pay over annual cash compensation, because the Compensation Committee desired to tie a significant level of the CEO’s compensation to the performance of the Company.

The percentage of compensation delivered in the form of performance-based compensation was higher for Mr. Ersek as compared to our other NEOs because the Compensation Committee believes that the CEO’s leadership is one of the key drivers of the Company’s success and that a greater percentage of the CEO’s total compensation should be variable as a reflection of the Company’s level of performance. Market data provided by the Compensation Committee’s independent compensation consultant supported this practice as well.

The following chart illustrates our CEO pay philosophy of heavily weighting targeted CEO compensation toward variable, performance-based pay elements.

34  |  The Western Union Company

 COMPENSATION DISCUSSION AND ANALYSIS

2021 SAY ON PAY VOTE

The Company received approximately 94% support for its “say on pay” vote at the Company’s 2021 Annual Meeting of Stockholders and an average support level of 93% for the Company’s “say on pay” votes over the last five years. After considering the 2021 “say on pay” results, the committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2021 “say on pay” vote.

STOCKHOLDER ENGAGEMENT

Management and the Compensation Committee Chair regularly reach out to stockholders to better understand their views on the Company’s executive compensation program, the “say on pay” vote and our executive compensation disclosure. In 2021, the Company reached out to stockholders who held approximately 70% of the Company’s outstanding common stock to discuss the Company’s executive compensation program and held discussions with all stockholders who accepted the Company’s invitation. Over the past few years, the committee and management have found these discussions to be very helpful in their ongoing evaluation of the Company’s executive compensation program, and intend to continue to obtain this feedback in the future.

2022 Proxy Statement  |  35

 COMPENSATION DISCUSSION AND ANALYSIS

ESTABLISHING AND EVALUATING EXECUTIVE COMPENSATION

INTRODUCTION

This Compensation Discussion and Analysis describes how the Compensation Committee determined 2021 executive compensation, the elements of our executive compensation program and the compensation of each of our NEOs.

The information provided should be read together with the information presented in the “Executive Compensation” section of this Proxy Statement. For 2021, the NEOs were:

Devin McGranahan President and Chief Executive Officer	Hikmet Ersek Senior Advisor to Chief Executive Officer(1)	Raj Agrawal Chief Financial Officer	Michelle Swanback President, Product and Platform(2)	Jean Claude Farah President, Global EMEA/APAC Region	Gabriella Fitzgerald President, Americas Region

On December 27, 2021, Mr. Ersek retired as the Company’s President and Chief Executive Officer and assumed the role of Special Advisor to the CEO, with such service scheduled to terminate on June 30, 2022.

(1)	On March 31, 2022, Michelle Swanback separated from the Company.

36  |  The Western Union Company

 COMPENSATION DISCUSSION AND ANALYSIS

OUR EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

The Compensation Committee has adopted the following compensation objectives and guiding principles to align the Company’s incentive compensation program with the Company’s overall executive compensation philosophy:

Our Executive Compensation Philosophy

The Compensation Committee believes the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term strength and performance of the Company, while also rewarding the achievement of short-term performance goals informed by the Company’s strategy.

Objectives

•    Align executive goals and compensation with stockholder interests

•    Attract, retain and motivate outstanding executive talent

•    Pay-for-performance – Hold executives accountable and reward them for achieving financial, strategic and operating goals

Guiding Principles

•    Pay-for-Performance: Pay is significantly performance-based and at-risk, with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy.

•    Align Compensation with Stockholder Interests: Link incentive payouts with the overall performance of the Company, including achievement of financial and strategic objectives, as well as individual performance and contributions, to create long-term stockholder value.

•    Stock Ownership Guidelines: Our program requires meaningful stock ownership by our executives to align them with long-term stockholder interests.

•    Emphasis on Future Pay Opportunity vs. Current Pay: Our long-term incentive awards are delivered in the form of equity-based compensation with multi-year vesting provisions to encourage retention.

•    Hire, Retain and Motivate Top Talent: Offer market-competitive compensation which clearly links payouts to actual performance, including rewarding appropriately for superior results, facilitating the hire and retention of high-caliber individuals with the skills, experience and demonstrated performance required for our Company.

•    Principled Programs: Structure our compensation programs considering corporate governance best practices and in a manner that is understandable by our participants and stockholders.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE

The Board of Directors oversees the goals and objectives of the Company and the CEO, evaluates succession planning with respect to the CEO and evaluates the CEO’s performance. The Compensation Committee supports the Board by:

•    Establishing the Company’s compensation philosophy;

•    Overseeing the development and implementation of the Company’s compensation and benefits policies;

•    Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers;

•    Approving the compensation levels of each of the executive officers;

•    Approving the compensation of the CEO, with ratification by the independent directors of the Board; and

•    Overseeing critical role development and succession efforts by providing strategic direction as the Board identifies key executive skills and experience priorities.

The Compensation Committee’s responsibilities under its charter are further described in the “Corporate Governance—Committees of the Board of Directors” section of this Proxy Statement.

2022 Proxy Statement  |  37

 COMPENSATION DISCUSSION AND ANALYSIS

Mr. Ersek, while not a member of the Compensation Committee, attended portions of each meeting of the Compensation Committee in 2021 to contribute to and understand the committee’s oversight of, and decisions relating to, executive compensation. Mr. Ersek did not attend portions of the meetings relating to his compensation. The Compensation Committee regularly conducts executive sessions without management present.

The Compensation Committee also engages in an ongoing dialog with the CEO and the committee’s independent compensation consultant in the evaluation and establishment of the elements of our executive compensation program. Further, the committee received input from employees in the Company’s human resources department, including the Chief People Officer, in making executive compensation decisions.

COMPENSATION CONSULTANTS

During 2021, Meridian continued to provide executive and director compensation consulting services to the Compensation Committee.

Meridian is retained by and reports directly to the Compensation Committee and participates in committee meetings. Meridian informs the committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation program. Meridian also:

•    Participates in the design of the executive compensation program to help the committee evaluate the linkage between pay and performance;

•    Reviews market data and advises the committee regarding the compensation of the Company’s executive officers;

•    Reviews and advises the committee regarding outside director compensation; and

•    Performs an annual risk assessment of the Company’s compensation program, as described in the “Executive Compensation—Risk Management and Compensation” section of this Proxy Statement.

Meridian does not provide any other services to the Company. The Compensation Committee has assessed the independence of Meridian pursuant to the NYSE rules and the Company concluded that the work performed by Meridian for the Compensation Committee did not raise any conflict of interest.

During 2021, management retained the services of Willis Towers Watson PLC (“WTW”) to assist the Company in evaluating the Company’s annual and long-term incentive programs. The Compensation Committee has assessed the independence of WTW pursuant to the NYSE rules and the Company concluded that WTW’s work did not raise any conflict of interest.

SETTING 2021 COMPENSATION

In late 2020, the Compensation Committee, working with Meridian and the CEO, engaged in a detailed review of the Company’s executive compensation program to evaluate whether the design and levels of each compensation element were:

•    Appropriate to support the Company’s strategic performance objectives;

•    Consistent with the philosophy and objectives described under “—Our Executive Compensation Philosophy and Objectives” above; and

•    Reasonable when compared to market pay practices (see “—Market Comparison” below).

For 2021, the Compensation Committee retained the overall structure and design of the 2020 executive compensation program, except that the committee approved the use of three one-year performance periods for the Financial PSUs in light of the economic uncertainty caused by the ongoing COVID-19 pandemic. All of the one-year performance goals for the 2021-2023 Financial PSUs were set at the beginning of the performance period and any earned PSUs do not vest until the three-year anniversary of the grant date. Consistent with the 2020 executive compensation program, the Company’s 2021 executive compensation program was significantly weighted towards performance-based compensation and included a diversified mix of long-term incentive awards.

The Compensation Committee set the annual and long-term incentive targets for the 2021 executive compensation program in February 2021. The Compensation Committee believed at the time that the performance targets were rigorous yet achievable, and therefore established the targets so that they would be achieved, at the target performance level, if the Company successfully executed against its operating plan for 2021 and the 2021-2023 performance period.

With respect to setting 2021 compensation levels, Mr. Ersek presented to the Compensation Committee his evaluation and recommendation for each of the other then-serving NEOs and their respective salary, annual bonus targets, and long-term incentive award targets. Mr. Ersek based his assessments on a number of factors, including but not limited to: individual performance and relative contributions to the Company’s success; the performance of the executive’s respective business unit or functional area; retention considerations; market data; compensation history; and internal equity. After consideration and discussion, the

38  |  The Western Union Company

 COMPENSATION DISCUSSION AND ANALYSIS

Committee reviewed and approved Mr. Ersek’s 2021 recommendations for the then-serving NEOs other than himself.

Also in early 2021, Mr. Ersek submitted a self-evaluation to the Compensation Committee. The committee shared Mr. Ersek’s goals for the year and his self-evaluation with the independent members of the Board, who then evaluated Mr. Ersek’s performance in 2020 based on his actual performance versus such goals. In setting Mr. Ersek’s 2021 compensation, the committee considered this evaluation, market data regarding chief executive officer compensation levels provided by Meridian, and a tally sheet of Mr. Ersek’s historical and current compensation data, among other information. No member of management made any recommendations regarding Mr. Ersek’s compensation or,  except for the Company’s Chief People Officer, participated in the portions of the Compensation Committee meeting or in the meeting of the independent directors of the Board during which Mr. Ersek’s compensation was determined or ratified.

MARKET COMPARISON

For 2021, the Compensation Committee considered market pay practices when setting executive compensation, but did not target percentile ranks of specific compensation elements or total target direct compensation against the market data. Instead, the committee used market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program.

While the Compensation Committee considers relevant market pay practices when setting executive compensation, it does not believe it is appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company and individual performance and peer compensation levels. The factors that influence the amount of compensation awarded include, but are not limited to:

•    Market competition for a particular position;

•    Experience and past performance inside or outside the Company;

•    Role and responsibilities within the Company;

•    Tenure with the Company and associated institutional knowledge;

•    Long-term potential with the Company;

•    Innovative thinking and leadership;

•    Money transfer or financial services industry expertise;

•    Personal performance and contributions;

•    Succession planning;

•    Past and future performance objectives; and

•    Value of the position within the Company.

As further discussed below, the committee considered market data from both an executive compensation peer group and a general industry compensation survey, but did not assign a specific weight to either data source.

The Compensation Committee believes that the Company’s executive compensation peer group should reflect the markets in which the Company competes for business, executive talent and capital. Accordingly, the Company’s peer group includes companies meeting either of the following criteria:

•    Global brands providing virtual products or services; or

•    Companies involved with payment and/or processing services.

The executive compensation peer group used for evaluating 2021 compensation decisions consisted of the companies below, which did not change from the executive compensation peer group used to evaluate 2020 compensation decisions. Meridian compiled compensation information from the peer group based on the publicly filed documents of each member of the peer group. Based on the information below, the Company estimates that it is between the 25th and 50th percentile of the peer group in terms of revenues, above the 75th percentile of the peer group in terms of percentage of total revenues outside of the US, and below the 25th percentile of the peer group in terms of market capitalization.

2022 Proxy Statement  |  39

 COMPENSATION DISCUSSION AND ANALYSIS

PEER GROUP	2020 REVENUES* (IN MILLIONS)	2020 INTERNATIONAL BUSINESS (% OF TOTAL REVENUES OUTSIDE OF THE US)	MARKET CAP (AS OF 12/31/2020) (IN MILLIONS)
Ameriprise Financial	$11,958	**	$35,239
Broadridge Financial Solutions, Inc.	$4,529	12%	$21,220
CME Group Inc.	$4,870	0%	$81,379
Comerica Incorporated	$2,375	0%	$12,110
Discover Financial Services	$5,954	0%	$35,357
eBay Inc.	$10,271	59%	$40,371
Euronet Worldwide, Inc.	$2,483	70%	$6,451
Fidelity National Information Services, Inc.	$12,552	24%	$70,959
Fiserv, Inc.	$14,852	13%	$71,543
FleetCor Technologies, Inc.	$2,389	39%	$19,268
Global Payments Inc.	$7,424	22%	$42,484
Intercontinental Exchange, Inc.	$6,036	35%	$74,589
MoneyGram International, Inc.	$1,217	55%	$690
Nasdaq, Inc.	$5,627	17%	$32,612
Northern Trust Corporation	$5,976	23%	$25,839
PayPal Holdings, Inc.	$21,454	49%	$219,900
Sabre Corporation	$1,334	52%	$2,898
State Street Corporation	$11,615	45%	$35,521
25th Percentile	$2,994	13%	$19,756
50th Percentile	$5,965	24%	$35,298
75th Percentile	$11,279	49%	$63,841

*

All data was compiled by Meridian who obtained peer company financial market intelligence from S&P CapitalIQ. The data generally represents revenue and operating income for the most recent four quarters available to Meridian at the time Meridian compiled the data in January 2021. Operating income may reflect measures not in conformity with GAAP.

**	Data was not available for this metric.

The Compensation Committee also referenced general industry compensation survey data in evaluating executive pay in order to consider a broader perspective on market practices. To assist the committee in its review of the general industry compensation survey data, Meridian extracts compensation information from the surveys with respect to companies with annual revenues generally ranging from $3 billion to $6 billion. For the 2021 compensation review, Meridian compiled compensation data from general industry compensation surveys provided by WTW (which included data from companies with annual revenues between $3 billion and $6 billion), and peer group data taken directly from peer group proxy statements or from the Equilar Top 25 database. Executive positions were matched to the peer group proxy data and third-party survey data based on job title, functional matches, and pay rank.

In 2021, Meridian was asked to re-evaluate the Company’s peer group. Based on this review, in December 2021, the Compensation Committee approved changes to the Company’s peer group to further align the median revenues of the peer group with the Company’s revenues. As a result, the Compensation Committee approved the removal of Ameriprise Financial, Inc., Comerica Incorporated, Northern Trust Corporation, Sabre Corporation, and State Street Corporation, and the addition of Alliance Data Systems Corporation, Genpact Limited, Jack Henry & Associates, Inc., Paychex, Inc., and SS&C Technologies Holdings, Inc. to the Company’s peer group. The revised peer group will be used to evaluate 2022 compensation decisions.

Use of Tally Sheets

The Compensation Committee reviews tally sheets that present historical and current compensation data, valuations of future equity vesting, value of option exercises in the past five years, as well as analyses for hypothetical terminations and retirements to allow the Compensation Committee to consider the Company’s obligations under such circumstances. The tally sheets provide additional context for the committee in determining and assessing NEO compensation.

40  |  The Western Union Company

 COMPENSATION DISCUSSION AND ANALYSIS

THE WESTERN UNION 2021 EXECUTIVE COMPENSATION PROGRAM

Pay-For-Performance and At-Risk Compensation

The principal components of the Company’s 2021 annual executive compensation program were annual base salary, annual incentive awards, and long-term incentive awards in the form of PSUs, stock options (for Mr. Ersek) and RSUs. The Compensation Committee designed the 2021 executive compensation program so that performance-based pay elements (Annual Incentive Plan awards, PSUs and, if applicable, stock options) would constitute a significant portion of the executive compensation awarded, determined at target levels. The following charts illustrate the mix of the targeted annual compensation for Mr. Ersek and the average targeted annual compensation for the other NEOs (excluding Mr. McGranahan and Ms. Fitzgerald), and the portion of that compensation that is performance-based and/or at-risk.

For purposes of these charts, the percentage of targeted annual compensation was determined based on the annual base salary and target incentive opportunities applicable to the NEO as of December 31, 2021. Mr. McGranahan and Ms. Fitzgerald are excluded from the chart below in light of the fact that they commenced employment with the Company late in 2021 and, in light of their employment commencement dates, their 2021 compensation did not reflect a typical NEO compensation mix. For further information regarding Mr. McGranahan’s and Ms. Fitzgerald’s compensation, please see the sections below entitled the “CEO Transition Compensation” and “Employment Arrangements” within the Compensation Discussion and Analysis section of this Proxy Statement.

FORMER CEO 2021 TOTAL TARGET DIRECT COMPENSATION

Base Salary
Annual Incentive
TSR PSUs
Financial PSUs
Stock Options
RSUs
10%
16%
15%
37%
15%
7%
Performance-Based Compensation 83%
At-Risk Compensation 90%

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 COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF 2021 EXECUTIVE COMPENSATION PROGRAM

The following table lists the material elements of the Company’s 2021 executive compensation program for the Company’s NEOs. The committee believes that the design of the Company’s executive compensation program focuses on performance based compensation elements, provides alignment with the Company’s short- and long-term financial and strategic priorities at the time through the annual and long-term incentive programs, and provides alignment with stockholder interests.

Fixed	At-Risk / Performance-Based

Base Salary	Annual Incentive Awards	PSUs	Stock Options (CEO only)	RSUs

Fixed compensation component payable in cash.	Variable compensation component payable in cash based on performance against annually established performance objectives.

PSUs vest based on the Company’s achievement of financial performance objectives and the Company’s relative TSR performance.

The value of PSUs is also dependent on our stock price over the performance period.

Financial PSUs accrue dividend equivalents, with dividend equivalents paid only to the extent the underlying shares vest.

TSR PSUs do not accrue or pay dividend equivalents.

Non-qualified stock options granted with an exercise price equal to fair market value on the date of grant that expire 10 years after grant and become exercisable in 25% annual increments over a four-year vesting period based on continued service during the vesting period.

The value of stock options is dependent on our stock price over the option term.

RSUs generally cliff vest on the third anniversary of the date of grant based on continued service during the vesting period.

The value of RSUs is dependent on our stock price over the vesting period.

RSUs accrue dividend equivalents, with dividend equivalents paid only to the extent the underlying shares vest.

Establish a pay foundation at competitive levels to attract and retain talented executives.

Motivate and reward executives for performance on key financial, strategic and/or individual performance goals over the year.

Hold our executives accountable, with payouts based on actual performance against pre-established and communicated performance goals.

Align the interests of executives with those of our stockholders by focusing the executives on the Company’s financial and TSR performance over a multi-year period.

Hold our executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals.

Align interests of the CEO with those of our stockholders by focusing on long-term stock price appreciation over the option term.

Competitive with market practices in order to attract and retain top executive talent.

Align the interests of executives with those of our stockholders by focusing the executives on long-term objectives over a multi-year vesting period, with the value of the award fluctuating based on stock price performance.

Experience, job scope, responsibilities, market data, internal equity, and individual performance.

Internal pay equity, market practice, corporate and individual performance.

Cash payouts ranging from 0% to 175% of target based on the achievement of financial and strategic goals, with an additional +/- 25% modifier for participants other than Mr. Ersek based on performance with respect to a metric supporting key ESG initiatives, leadership and a personalized objective for each NEO.

Internal pay equity, market practice and individual performance.

Financial PSUs: Vesting ranging from 0% to 200% of target based on revenue and operating margin during the 2021-2023 performance period.

TSR PSUs: Vesting ranging from 0% to 200% of target based on the Company’s TSR performance relative to the S&P 500 Index over the 2021-2023 performance period.

			Internal pay equity, market practice and individual performance.	Internal pay equity, market practice and individual performance.
*	See the “Setting 2021 Compensation” section for further information regarding the determination of 2021 compensation levels.

42  |  The Western Union Company

 COMPENSATION DISCUSSION AND ANALYSIS

Each of Western Union’s 2021 executive compensation program elements is described in further detail below.

Base Salary

Our philosophy is that base salaries should meet the objectives of attracting and retaining the executives needed to lead the business. Base salary is a fixed compensation component payable in cash. In February 2021, Ms. Swanback received a base salary increase of approximately 4% in order to further align her total compensation level with the market data. None of our other NEOs received a base salary increase during 2021. Mr. McGranahan’s base salary was established at the time he agreed to join the Company in November 2021 based on market data, considering the scope of his role and responsibilities within the organization. Similarly, Ms. Fitzgerald’s base salary was established at the time she joined the Company in September 2021 based on market data, considering the scope of her role and responsibilities within the organization.

The following table sets forth each NEO’s 2020 and 2021 base salary levels as of December 31 of each year:

EXECUTIVE	2020 BASE SALARY ($000)	2021 BASE SALARY ($000)
Devin McGranahan	N/A	1,000.0
Hikmet Ersek	1,050.0	1,050.0
Raj Agrawal	650.0	650.0
Michelle Swanback	625.0	650.0
Gabriella Fitzgerald	N/A	550.0
Jean Claude Farah	500.0	500.0

Annual Incentive Compensation

Our Annual Incentive Plan is designed to motivate and reward our NEOs for achieving short-term performance objectives. We believe the program supports our “pay-for-performance” culture.

Target payout opportunities under the Annual Incentive Plan are expressed as a percentage of a participant’s annual base salary. For 2021, the Compensation Committee increased the target bonus opportunity for Ms. Swanback from 100% to 110% of base salary to further align her annual incentive target with market data and the Company’s internal pay practices. None of our other NEOs received an Annual Incentive Plan target increase with respect to 2021. Ms. Fitzgerald’s target bonus opportunity was established at the time she joined the Company in September 2021 based on market data, considering the scope of her role and responsibilities within the organization. Mr. McGranahan did not participate in the 2021 Annual Incentive Plan because he commenced employment with the Company in late December 2021.

Potential payouts ranged from 0% to 175% of target based on the achievement of pre-established financial and strategic goals. To measure individual performance against key objectives for the Company as well as the executive’s success in fulfilling the executive’s responsibilities, the total payout under the Annual Incentive Plan for the participating NEOs other than Mr. Ersek was subject to a +/- 25% modifier based on the committee’s assessment versus a leadership metric and an individual performance goal tailored to each participating NEO’s functional area. Finally, consistent with prior years, the Annual Incentive Plan incorporated compliance-related metrics, with each NEO evaluated based on what the NEO has done to ensure that the NEO’s business or department is in compliance with applicable U.S. laws, with a failing score in compliance resulting in bonus ineligibility for the NEO for the applicable year. The

Compensation Committee believes the compliance and leadership metrics support key ESG initiatives for the Company. Payouts for the NEOs (other than Mr. Ersek) were capped at 200% of each individual’s target bonus opportunity, with Mr. Ersek’s payout capped at 175% of his target bonus opportunity.

The Annual Incentive Plan was based on the achievement of financial and strategic goals weighted at 70% and 30%, respectively. The weighting of the performance measures reflects the desire of the Compensation Committee to tie a significant portion of annual incentive compensation to performance measures that the committee believes are meaningful to and readily accessible by our investors, while at the same time emphasizing strategic performance objectives focused on the Company’s growth imperatives.

Financial Performance and Goal Setting. Consistent with prior years, the Compensation Committee set the annual incentive targets for the 2021 Annual Incentive Plan in February 2021. In light of the uncertainty due to the ongoing COVID-19 pandemic, for 2021, the committee approved two refinements to the financial component of the Annual Incentive Plan. First, to recognize the economic uncertainty caused by the pandemic, the committee approved a target payout range instead of its prior practice of having one performance goal equating to target payout. As a result of this design change, the committee required a year-over-year growth rate ranging between 6.6% and 7.3% for total revenue and 8.3% and 9.0% for operating profit in order for the NEOs to earn a target payout with respect to the financial component of the Annual Incentive Plan. Second, the committee reduced the threshold payout level for achieving both the minimum performance levels for the revenue and operating income goals from the 50% payout level used in prior years to a 30% payout level. This change was made to account for the significant revenue and operating profit growth required and the continued uncertainty of the impacts

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 COMPENSATION DISCUSSION AND ANALYSIS

from COVID-19. The Compensation Committee believed at the time that the performance targets were rigorous yet achievable, and therefore established the targets so that they would be achieved, at the target performance level, if the Company successfully executed against its operating plan for 2021.

	2020 ACTUAL RESULTS*	TARGET GROWTH RATE FROM 2020 RESULTS	2021 TARGET*	2021 ACTUAL RESULTS*	ACHIEVEMENT (%)
Total Revenue	$4,918M	6.6% - 7.3%	$5,154M - $5,188M	$5,012M	43%
Operating Income	$1,031M	8.3% - 9.0%	$1,090M - $1,097M	$1,100M	107%
Overall Achievement					75%

*

2021 target and actual results exclude Argentina inflation and are shown on a constant currency basis, calculated assuming no changes in the currency exchange rates from 2020 currency exchange rates. The performance grid provided payout opportunities for performance ranging from $4,980M to $5,319M for revenue and $1,054M to $1,124M for operating profit.

When the financial and strategic performance measures were established, and consistent with prior years, the committee determined that the effect of currency fluctuations, acquisitions and divestitures, including related costs, restructuring, and other significant charges not included in the Company’s internal 2021 financial plan should be excluded from both the establishment of goals as well as the determination of payout calculations to more closely align with the underlying operating performance of the business.

As it had in previous years, the Compensation Committee set the 2021 financial performance goals by establishing a grid based on the Company’s revenue and operating income. These performance measures were used in order to tie annual incentive compensation to measures of the Company’s financial performance that the committee deemed meaningful to and readily accessible by our investors.

The Compensation Committee established the performance goal grid and corresponding payout percentages based upon input from management regarding the Company’s expected performance in the upcoming year and considering the continued uncertainty caused by the ongoing COVID-19 pandemic. The committee designed the grid to encourage strong, focused performance by our executives. The 2021 performance goal grid provided a payout of 100% of target if the Company achieved between 99.6% and 100.3% of its internal operating plan for operating income and revenue, with a maximum initial payout level of 175% of target if revenue and operating income grew by 10.0% and 11.7%, respectively, as compared to 2020 actual performance.

Strategic Performance and Goal Setting. Participants in the 2021 Annual Incentive Plan had 30% of their award opportunity tied to the achievement of pre-established performance objectives based upon the Company’s strategic operating plan, with a focus on the Company’s growth imperatives (as measured by year-over-year revenue growth with respect to the Company’s enterprise partners consisting primarily of third-party white label or co-branded digital partners and year-over-year growth in average monthly active WU.com customers, each weighted 10%) and implementation and execution of global compliance priorities (weighted 10%). Performance levels of the objectives were designed to be achievable, but required the coordinated, cross-functional focus and effort of the executives. Based on the achievement of the strategic performance objectives, the committee certified a payout equal to 85% of each NEO’s target allocated to the strategic performance objectives.

Individual Performance Modifier and Goal Setting. Other than for Mr. Ersek, each participating NEO’s payout under the 2021 Annual Incentive Plan was subject to a +/- 25% modifier based on the committee’s assessment of individual and business unit performance. In making its assessment, the committee considered the recommendations of Messrs. McGranahan and Ersek based on their review of the performance of each NEO against the objectives established by the committee at the beginning of the year with respect to the individual performance modifier. For 2021, the application of the individual performance modifier was determined based on performance with respect to leadership objectives, an individualized key performance indicator for each NEO, and an ESG metric, which qualitatively assesses progress towards the Company’s three pillars - Integrity of Global Money Movement, Economic Prosperity, and Diversity, Equity and Inclusion.

The committee believes that the performance objectives established for the application of the individual performance modifier are indicators of our executives’ success in fulfilling their responsibilities to the Company, supporting the Company’s strategic operating plan and executing on key Company initiatives. The committee believes that including an assessment of contributions towards compliance initiatives and the Company’s progress towards the Company’s three pillars (Integrity of Global Money Movement, Economic Prosperity, and Diversity, Equity and Inclusion) reinforces these objectives as priorities throughout the organization. The performance required to receive a positive adjustment under the individual performance modifier was designed to be achievable, but required strong and consistent performance by the executive. Based on the committee’s assessment of individual and business unit performance, the committee did not approve individual performance modifiers for the participating NEOs.

Compliance Evaluation. The Company considers evaluation criteria related to compliance in its executive bonus system so that each Company executive is evaluated on what the executive has done to ensure that the executive’s business or department is in compliance with applicable U.S. laws. A failing score in compliance, including with respect to anti-money laundering and anti-fraud programs, will make the executive ineligible for any bonus for that year. In addition, the 2021 award agreements under the Annual Incentive Plan are subject to the Company’s clawback policy, which specifically authorizes the clawback of annual incentive

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 COMPENSATION DISCUSSION AND ANALYSIS

payments due to compliance failures. In early 2022, the Compensation Committee determined that each participating NEO met the compliance-related evaluation criteria and therefore determined that each NEO remained eligible for a bonus with respect to 2021.

NEO Payouts Under the 2021 Annual Incentive Plan. The following table sets forth each participating NEO’s 2021 target award opportunity expressed (i) as a percentage of 2021 base salary and (ii) in dollars and the annual incentive payouts received by each participating NEO.

EXECUTIVE	TARGET BONUS AS A % OF BASE SALARY	TARGET AWARD OPPORTUNITY ($000)	CORPORATE OBJECTIVES PAYOUT ($000)	STRATEGIC OBJECTIVES PAYOUT AT 85% OF TARGET ($000)	FINAL BONUS ($000)
Hikmet Ersek	170%	1,785.0	937.1	455.2	1,392.3
Raj Agrawal	100%	650.0	341.3	165.7	507.0
Michelle Swanback	110%	715.0	375.4	182.3	557.7
Gabriella Fitzgerald	110%	605.0	317.6	154.3	471.9
Jean Claude Farah	110%	550.0	288.8	140.2	429.0

Long-Term Incentive Compensation

The objectives for the long-term incentive awards for 2021 were to:

•    Align the interests of our executives with the interests of our stockholders by focusing on objectives that result in stock price appreciation;

•    Increase cross-functional executive focus in the coming years on key performance metrics through Financial PSUs;

•    Amplify executive focus on stockholder returns through TSR PSUs; and

•    Retain the services of executives through multi-year vesting provisions.

The Company’s stockholder-approved long-term incentive plan allows the Compensation Committee to award various forms of long-term incentive grants, including stock options, RSUs, and performance-based equity and cash awards. The Compensation Committee approves all equity grants made to our senior executives, with the equity grants made to the CEO ratified by the independent members of the Board.

When making regular annual equity grants, the Compensation Committee’s practice is to approve them during the first quarter of each year as part of the annual compensation review. In addition to the factors listed in the table under “Elements of 2021 Executive Compensation Program,” the Compensation Committee also considers dilution of the Company’s outstanding shares when making equity grants.

2021 Annual Long-Term Incentive Awards. In early 2021, the Compensation Committee granted the NEOs long-term incentive awards under the Long-Term Incentive Plan. For 2021, the Compensation Committee approved an increase in the target grant value of the long-term incentive awards for Messrs. Agrawal and Farah and Ms. Swanback, with the 2021 long-term incentive awards sized based on market data as well as internal pay equity. None of our other NEOs received a long-term incentive award target increase with respect to 2021.

The following table sets forth the target award value, as of the date of grant, of the 2021 long-term incentive awards received by each NEO other than Mr. McGranahan and Ms. Fitzgerald:

EXECUTIVE (1)	TARGET GRANT VALUE ($000)
Hikmet Ersek	8,200.0
Raj Agrawal	2,800.0
Michelle Swanback	2,500.0
Jean Claude Farah	1,500.0

(1)

Mr. McGranahan and Ms. Fitzgerald did not receive 2021 annual long-term incentive awards in light of their December 2021 and September 2021 employment commencement dates, respectively. For a description of the equity awards received by Mr. McGranahan and Ms. Fitzgerald in connection with their commencements of employment, please see the sections below entitled the “CEO Transition Compensation” and “Employment Arrangements.”

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 COMPENSATION DISCUSSION AND ANALYSIS

Once the target grant value was set for each NEO, the grant value was then allocated among PSUs, RSUs and stock options, as applicable. In 2021, the committee granted the long-term incentive allocation indicated below:

The committee believes that this mix is appropriate because it is designed to align the interests of our NEOs with the interests of our stockholders, drive long-term performance with respect to strategic measures, support retention of our NEOs and align with market practices as reported by Meridian. The committee believes that this mix also represents a balanced reflection of stockholder returns and financial performance.

Financial PSUs. The 2021 Financial PSU awards will vest based on performance metrics relating to a targeted constant currency compound annual growth rate (“CAGR”) for revenue, excluding the impact of Argentina inflation, and operating margin (each weighted 50%), measured annually during each year of the three-year performance period, with each performance year equally weighted. The performance goals for each year of the three-year performance period were set at the time of the grant. This represents a change from the 2020 Financial PSUs, which vest based on achievement of specific performance goals for revenue and operating margin over a cumulative three-year performance period. The committee approved this design change in light of the continued economic uncertainty caused by the ongoing COVID-19 pandemic. While performance will be measured on an annual basis, the Financial PSUs remain subject to a full three-years of stock price fluctuations as the awards do not vest until the third anniversary of the grant date (February 2024), except as otherwise provided under the Company’s Executive Severance Policy or the Long-Term Incentive Plan and related award agreement. In connection with his departure and as a result of satisfying the age and service requirements for retirement vesting treatment, Mr. Ersek will be eligible to receive prorated vesting of his 2021 Financial PSUs based upon his period of service during the vesting period.

For the first year of the three-year performance period, the committee required a CAGR ranging between 6.6% and 7.3% for total revenue and an operating margin goal ranging between 21.4% and 21.6% in order for the NEOs to earn a target payout with respect to the first year of the three-year performance period for the 2021 Financial PSUs. Similar to the Annual Incentive Plan design, to recognize the economic uncertainty caused by the pandemic, the committee approved a target payout range instead of its prior practice of having one performance goal equating to target payout. Based on 2021 performance, the Company achieved a CAGR of 3.7% for total revenue and operating margin of 22.5%, resulting in 121% of the portion of the 2021 Financial PSUs attributable to the first year of the three-year performance period eligible for vesting based on the NEO’s continued service through February 2024. The performance goals for the second and third years of the three-year performance period were designed to be rigorous yet achievable, with target payout achievable if the Company successfully executed against its operating plan for 2021-2023.

Consistent with the 2020 design, the committee approved the use of revenue and operating margin in order to ensure balance of both revenue and efficient long-term profit growth and stockholder value creation. The Compensation Committee utilized revenue as an element in both the Company’s Annual Incentive Plan and long-term incentive program. When designing the Company’s 2021 executive compensation program, the Compensation Committee evaluated a range of performance metrics for purposes of the Company’s incentive programs and considered input from management and Meridian. Based on such review, the Compensation Committee determined that revenue continues to be viewed as a core driver of the Company’s performance and stockholder value creation and should remain a component in both the Annual Incentive Plan and long-term incentive program. In recognition of the Company’s use of revenue in both the annual and long-term incentive programs, the Compensation Committee continued its historical practice of supplementing the primary performance measures under the Annual Incentive Plan and long-term incentive program with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, non-

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 COMPENSATION DISCUSSION AND ANALYSIS

financial business imperatives and stockholder returns over both the short-term and long-term horizons.

Similar to the Annual Incentive Plan, when the financial performance objectives were established for the Financial PSUs, the committee determined that the effect of currency fluctuations, acquisitions and divestitures, including related costs, restructuring, and other significant charges not included in the Company’s internal financial plans should be excluded from the payout calculations. Consistent with the Company’s historical practices, under this plan design, the performance results for the Financial PSUs will be calculated using the prior year’s currency exchange rates.

The following table sets forth each participating NEO’s threshold, target and maximum award opportunity with respect to the 2021 Financial PSUs:

	2021 FINANCIAL PSU AWARD OPPORTUNITY
EXECUTIVE	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Hikmet Ersek	85,739	171,477	342,954
Raj Agrawal	29,788	59,575	119,150
Michelle Swanback	26,596	53,192	106,384
Jean Claude Farah	15,958	31,915	63,830

TSR PSUs. In 2021, the Company continued to grant TSR PSUs to enhance focus on stockholder returns. These TSR PSUs require the Company to achieve 60th percentile relative TSR performance versus the S&P 500 Index over a three-year performance period in order to earn target payout, with 30th percentile relative TSR performance resulting in threshold payout and 90th percentile relative TSR performance resulting in maximum payout. This portion of the award is also subject to the participant’s continued

service through the third anniversary of the grant date (February 2024), except as otherwise provided under the Company’s Executive Severance Policy or the Long-Term Incentive Plan and related award agreement. In connection with his departure and as a result of satisfying the age and service requirements for retirement vesting treatment, Mr. Ersek will be eligible to receive prorated vesting of his 2021 TSR PSUs based upon his period of service during the vesting period.

The following table sets forth each participating NEO’s threshold, target and maximum award opportunities with respect to the 2021 TSR PSUs:

	2021 TSR PSU AWARD OPPORTUNITY
EXECUTIVE	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Hikmet Ersek	32,069	64,138	128,276
Raj Agrawal	11,318	22,636	45,272
Michelle Swanback	10,106	20,211	40,422
Jean Claude Farah	6,064	12,127	24,254

Annual RSU Awards. Service-vesting RSUs are granted to our NEOs to support retention and alignment of our NEOs’ interests with the interests of our stockholders. The annual RSU grants vest 100% on the third anniversary of the grant date, subject to the NEO’s continued service or as otherwise provided for under the Company’s Executive Severance Policy or the Long-Term Incentive Plan and related award agreement. In connection with his departure and as a result of satisfying the age and service requirements for retirement vesting treatment, Mr. Ersek will be eligible to receive prorated vesting of his 2021 RSUs based upon his period of service during the vesting period.

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 COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth each participating NEO’s 2021 annual RSU grant:

EXECUTIVE	ANNUAL RSU GRANT (#)
Hikmet Ersek	34,296
Raj Agrawal	35,745
Michelle Swanback	31,915
Jean Claude Farah	19,149

Stock Option Award. With respect to Mr. Ersek, stock options were granted to further emphasize the achievement of long-term objectives and encourage long-term value creation as the stock options will have value to Mr. Ersek only if the Company’s stock price appreciates from the date of grant. The stock options have a 10-year term and vest in 25% annual increments over four years, subject to Mr. Ersek’s continued service or as otherwise provided for under the Company’s Executive Severance Policy or the Long-Term Incentive Plan and related award agreement. For 2021, Mr. Ersek received a stock option award representing the right to purchase 400,000 shares of the Company’s common stock, subject to the satisfaction of the underlying service-based vesting conditions. In connection with his departure and as a result of satisfying the age and service requirements for retirement vesting treatment, Mr. Ersek will be eligible to receive prorated vesting of his 2021 stock option award based upon his period of service during the vesting period.

2019 PSU Awards. Under the terms of the 2019 PSUs, 2021 represented the final year of the three-year performance period for the 2019 Financial PSUs and the 2019 TSR PSUs. The 2019 Financial PSUs vested based on the extent to which the Company’s CAGR for revenue and EBIT (each weighted 50%) met certain goals over a cumulative three-year performance period. The 2019 TSR PSUs were scheduled to vest based on the Company’s achievement of relative TSR performance versus the S&P 500 Index over a three-year performance period. Based on performance over the three-year performance period, as described further below, the 2019 PSUs vested as follows for each of the participating NEOs:

EXECUTIVE(1)	2019 TARGET FINANCIAL PSUs (#)	2019 EARNED FINANCIAL PSUs (#)	2019 TARGET TSR PSUs (#)	2019 EARNED TSR PSUs (#)
Hikmet Ersek	198,526	55,588	105,343	—
Raj Agrawal	67,265	18,835	34,783	—
Jean Claude Farah	29,429	8,241	15,218	—

(1)	Mr. McGranahan, Ms. Swanback and Ms. Fitzgerald commenced employment with the Company following the commencement of the performance period and, accordingly, did not receive 2019 PSUs.

The 2019 Financial PSU and 2019 TSR PSU performance objectives and the achievement levels are set forth in the tables below. While the performance periods for the 2019 PSUs concluded as of December 31, 2021, these awards remained subject to service-based vesting conditions until the third anniversary of the grant date (February 2022). Pursuant to the terms of the underlying award agreements and consistent with the adjustment methodology used in prior years, the Compensation Committee excluded from the 2019 Financial PSU payout calculations costs incurred in connection with the Company’s WU Way Next Generation Initiative in 2019 and 2020, the savings associated with the

WU Way Next Generation Initiative in 2020 and 2021, expenses incurred in connection with the Company’s acquisition and divestiture activity from 2018 through 2021, debt extinguishment costs associated with the early repayment of debt in 2021, and costs to settle and terminate the Company’s frozen defined benefit plan in 2021. The committee viewed these as significant items not indicative of the Company’s day-to-day performance. Finally, for the 2019 payout calculation, revenue and operating income were adjusted to exclude Speedpay and Paymap due to the 2019 dispositions of these businesses as well as the gain on those dispositions.

48  |  The Western Union Company

 COMPENSATION DISCUSSION AND ANALYSIS

2019 FINANCIAL PSUs (PERFORMANCE PERIOD 2019-2021)
PERFORMANCE OBJECTIVES	2019 FINANCIAL PSU PERFORMANCE GOALS	ACTUAL PERFORMANCE*
Targeted constant currency compound annual growth rate for revenue and EBIT over the three-year performance period	Revenue growth rate: 3.1% EBIT growth rate: 4.3%	Revenue growth rate = 0.2% achievement EBIT growth rate = 3.0% achievement
Overall Attainment Level 28%
*	At constant currency, calculated assuming no changes in the currency exchange rates from the prior year’s currency exchange rates.

2019 TSR PSUs (PERFORMANCE PERIOD 2019-2021)
PERFORMANCE GOALS
PERFORMANCE OBJECTIVE	THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE
TSR relative to S&P 500 Index*	30th percentile	60th percentile	90th percentile	12th percentile
Overall Attainment Level 0%
*

Relative TSR performance for purposes of the 2019 TSR PSUs was calculated based on the terms of the 2019 TSR PSU award agreement, which requires using a beginning stock price calculated as the average company closing stock price for all trading days during December 2018 and an ending stock price calculated as the average company closing stock price for all trading days during December 2021. In determining the TSR for the companies in the S&P 500 Index, the S&P companies comprising the S&P Index on December 31, 2021 were used.

CEO Transition Compensation

In connection with Mr. McGranahan joining the Company as CEO, on November 12, 2021, the Company entered into an offer letter agreement with Mr. McGranahan describing the terms of his employment with Western Union, LLC, an affiliate of the Company (the “McGranahan Letter Agreement”). The terms of the McGranahan Letter Agreement were determined after considering the input of Meridian, market data for the CEO role, the compensation received by Mr. McGranahan at his prior employer, including the compensation that would be forfeited upon him joining the Company, and the compensation received by Mr. Ersek in the CEO role.

Pursuant to the McGranahan Letter Agreement, Mr. McGranahan’s compensation includes:

•	an annual base salary of $1,000,000;
•

beginning with the 2022 performance year, participation in the Annual Incentive Plan with a target short-term incentive award opportunity equal to 170% of Mr. McGranahan’s annual base salary and any payout determined based on performance and the terms of such plan;

•	beginning in 2022, participation in the Company’s long-term incentive program, with a target grant date fair value for Mr. McGranahan’s annual equity grant which is no less than $8,000,000;
•

a one-time sign-on equity award of service-vesting RSUs with a grant date fair value of $6,500,000, which will vest in two substantially equal installments on August 1, 2022 and February 1, 2023, subject to his continued service except as otherwise provided under the Company’s Executive

Severance Policy or the Long-Term Incentive Plan and related award agreement;
•

a one-time sign-on equity award of service-vesting stock options with a grant date fair value of $6,600,000, which shall vest in 25% installments on each of the first four anniversaries of the grant date, subject to his continued service except as otherwise provided under the Company’s Executive Severance Policy or the Long-Term Incentive Plan and related award agreement;

•	a one-time sign-on cash bonus of $1,000,000, which was payable within 30 days of Mr. McGranahan’s start date (the “McGranahan Sign-On Bonus”), and
•

participation in the Company’s health, welfare, retirement and financial security benefit programs and the Company’s Executive Severance Poligy on the same terms as similarly-situated senior executives of the Company.

The sign-on equity awards and McGranahan Sign-On Bonus were intended to compensate Mr. McGranahan for compensation that he forfeited at his prior employer by accepting the position with the Company. While these sign-on awards were deemed necessary to attract a candidate of Mr. McGranahan’s experience, the Committee believes these stock-settled awards provide immediate and direct alignment with stockholders through the risks and rewards of equity ownership. Future equity awards to Mr. McGranahan are expected to be delivered through the same general equity vehicles as granted to the Company’s other executive officers and, consistent with our historical practices, are expected to include performance-based long-term incentives.

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 COMPENSATION DISCUSSION AND ANALYSIS

While continuing to support the Company as Special Advisor to the CEO, Mr. Ersek’s base salary and benefits will continue, with an annual incentive opportunity under the Annual Incentive Plan that is prorated for his period of service during 2022, except that Mr. Ersek will not participate in the Company’s long-term incentive program for 2022. In addition, the Company agreed to provide Mr. Ersek with a lump sum payment equal to COBRA premiums for continued

healthcare coverage through December 31, 2023, tax filing support services for 2022 and 2023, and repatriation support for Mr. Ersek’s repatriation to Austria in accordance with the Company’s repatriation policy. Finally, due to his satisfaction of the age and service requirements under his outstanding equity award agreements, Mr. Ersek will be eligible for retirement vesting in accordance with their terms.

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table to our U.S.-based employees:

BENEFIT OR PERQUISITE	NAMED EXECUTIVE OFFICERS	OTHER OFFICERS AND KEY EMPLOYEES	ALL FULL-TIME AND REGULAR PART-TIME EMPLOYEES
401(k) Plan
Supplemental Incentive Savings Plan (a nonqualified defined contribution plan)
Severance and Change-in-Control Benefits (Double-Trigger)
Health and Welfare Benefits
Limited Perquisites

Severance and Change-in-Control Benefits. The Company has an Executive Severance Policy for our executive officers. The policy helps accomplish the Company’s compensation philosophy of attracting and retaining exemplary talent. The committee believes it is appropriate to provide executives with the rewards and protections afforded by the Executive Severance Policy. The policy reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances not of their doing. The committee also believes the policy promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change-in-control. In the event of a change-in-control, the policy’s severance benefits are payable only upon a “double trigger.” This means that severance benefits are triggered only when an eligible executive is involuntarily terminated (other than for cause, death, or disability), or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of a change-in-control. Severance benefits under the policy are conditioned upon the executive executing an agreement and release that includes, among other things, non-competition and non-solicitation restrictive covenants and a release of claims against the Company. Due to Mr. Ersek’s retirement from the Company, Mr. Ersek will not receive severance benefits under the Executive Severance Policy.

In addition, the Executive Severance Policy prohibits excise tax gross-up payments on change-in-control benefits for those individuals who became executive officers of the Company after April 2009. Following Mr. Ersek’s retirement as CEO, no Company employee is eligible for these excise tax gross-up payments.

As noted below, Mr. Farah is subject to an employment agreement, which is a customary practice for executives located in the United Arab Emirates (“UAE”). Under the terms of Mr. Farah’s employment agreement, he is required to receive three months’ notice of termination of employment or, in lieu of such notice, three months of pay. In addition, Mr. Farah is also eligible for statutory end of service gratuity/severance amounts in accordance with local law. Any amounts due to Mr. Farah under the Executive Severance Policy will be reduced by any end of service gratuity/severance paid under the terms of his employment agreement or as required by local law.

As noted above, Ms. Swanback separated from the Company, effective as of March 31, 2022. In connection with Ms. Swanback’s departure, the Company and Ms. Swanback entered into a mutual separation agreement, which includes a customary release of claims and provides for a separation payment of $1,565,000, payable in nine equal monthly installments from April 2022 through December 2022. In connection with her departure, Ms. Swanback will not receive a bonus for 2022 under the Company’s Annual Incentive Plan, her outstanding and unvested equity awards were forfeited, and she was not eligible for any severance benefits under the Executive Severance Policy. Ms. Swanback remains subject to restrictive covenants, including covenants relating to non-competition, non-solicitation, and non-disclosure.

50  |  The Western Union Company

Table of Content

 COMPENSATION DISCUSSION AND ANALYSIS

Please see the “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the Executive Severance Policy, including the treatment of awards upon qualifying termination events or a change-in-control.

Employment Arrangements. The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, annual incentive target and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will apply as warranted.

In August 2021, the Company and Ms. Fitzgerald entered into an offer of employment outlining the basic terms of Ms. Fitzgerald’s employment. In addition to setting forth Ms. Fitzgerald’s start date, starting salary, annual incentive target, 2022 long-term incentive award target and eligibility to participate in the Executive Severance Policy, Ms. Fitzgerald’s offer of employment also included cash and RSU sign-on awards. Ms. Fitzgerald received a cash sign-on award in the amount of $200,000, payable in two equal installments, with the first installment to be paid within 30 days of Ms. Fitzgerald’s start date, and the second installment to be paid following the six-month anniversary of her start date. This cash sign-on award is subject to pro-rata repayment in the event Ms. Fitzgerald voluntarily resigns from the Company or is terminated for cause prior to the one-year anniversary of her start date. Ms. Fitzgerald also received a one-time RSU award of 92,166 RSUs with a target grant date fair value of $2,000,000, with the RSUs scheduled to vest in three substantially equal installments on the first, second, and third anniversaries of the grant date, subject to Ms. Fitzgerald’s continued employment through the applicable vesting date or as otherwise provided for under the Company’s Executive Severance Policy or the Long-Term Incentive Plan and the related award agreement. Ms. Fitzgerald’s sign-on cash and equity awards were granted as compensation for comparable amounts that she would have otherwise earned from her prior employer and to provide a competitive offer for her to accept a position with the Company.

Under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. For example, Mr. Ersek, the Company, and a subsidiary of the Company entered into agreements in November 2009 relating to his 2009 promotion to Chief Operating Officer, which were amended effective September 2010 to reflect his 2010 promotion to President and CEO. Employment contracts were a competitive market practice in Austria where Mr. Ersek resided at the time he assumed his position as Chief Operating Officer and the Compensation Committee believes the terms of his agreements were consistent with those for similarly situated executives in Austria. Additionally, Mr. Farah and a subsidiary of the

Company entered into an employment contract in June 2008 with respect to Mr. Farah’s employment with the Company. Employment contracts are a competitive market practice in the UAE where Mr. Farah resides, and the Compensation Committee believes the terms of his contract are consistent with those for similarly situated executives in the UAE. Please see the “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Arrangements” section of this Proxy Statement for a description of the material terms of the employment agreements with Messrs. Ersek and Farah. Please see the “CEO Transition Compensation” section of this Proxy Statement above for a description of the compensation arrangements entered into with Messrs. McGranahan and Ersek in connection with the CEO transition.

Retirement Savings Plans. The Company executives on U.S. payroll are eligible for retirement benefits through a qualified defined contribution 401(k) plan, the Incentive Savings Plan, and a nonqualified defined contribution plan, the Supplemental Incentive Savings Plan (“SISP”). The SISP provides a vehicle for additional deferred compensation with matching contributions from the Company. We maintain the Incentive Savings Plan and the SISP to encourage our employees to save some percentage of their cash compensation for their eventual retirement. Mr. Ersek participates in the qualified defined contribution retirement plan made available to eligible employees in Austria. The committee believes that these types of savings plans are consistent with competitive pay practices, and are an important element in attracting and retaining talent in a competitive market. Please see the 2021 Nonqualified Deferred Compensation Table in the “Executive Compensation” section of this Proxy Statement for further information regarding the Company’s retirement savings plans.

Benefits and Perquisites. The Company’s global benefit philosophy for employees, including executives, is to provide a package of benefits consistent with local practices and competitive within individual markets. While employed with the Company, each of our NEOs participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Company employees in the individual market in which they are located. For example, Mr. Farah resides in the UAE where it is customary to provide certain fringe benefits, including annual housing, education, transportation, health and wellness and technology allowances.

The Company provided its NEOs with limited, yet competitive perquisites and other personal benefits that the Compensation Committee believes are consistent with the Company’s philosophy of attracting and retaining exemplary executive talent and, in some cases, such as the annual physical examination, the Company provides such personal benefits because the committee believes they are in the interests of the Company and its stockholders. The committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

During 2018, the Company hired an outside security provider to perform a comprehensive security assessment with

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 COMPENSATION DISCUSSION AND ANALYSIS

respect to certain Company personnel, including Mr. Ersek. Based on its security assessment, the outside security provider recommended certain home security services continue to be provided to Mr. Ersek and that Mr. Ersek continue to use corporate aircraft for certain business and personal travel. Accordingly, the Company paid for certain security services for Mr. Ersek and corporate aircraft for certain personal travel. Because the Company believed it to be in the best interests of the Company and its stockholders to protect Mr. Ersek against possible security threats to him and his family members, the Company required that Mr. Ersek accept such personal security protection. The Company also believes that the costs of this security are appropriate and necessary. Although the Company does not consider Mr. Ersek’s security services to be a perquisite or other personal benefit for the reasons described above, the Company has reported the costs related to security services for Mr. Ersek as well as the costs of corporate aircraft for personal travel in the “2021 All Other Compensation Table.” Occasionally, Mr. Ersek’s spouse or other guests accompanied him on corporate aircraft when the aircraft was already scheduled for business purposes and could accommodate additional passengers. In those cases, there was no additional aggregate incremental cost to the Company and, as a result, no amount is reflected in the “2021 All Other Compensation Table.” Also, in connection with the Company’s sponsorship of certain events and partnerships with various organizations and venues, certain perquisites, including tickets and parking access, are made available to officers and employees of the Company, including Mr. Ersek and the other NEOs. These perquisites have no additional aggregate incremental cost to the Company, and therefore, no amount is reflected in the “2021 All Other Compensation Table.”

Stock Ownership Guidelines

To align our executives’ interests with those of our stockholders and to assure that our executives own meaningful levels of Company stock throughout their tenures with the Company, the Compensation Committee established stock ownership guidelines that require each of the NEOs to own shares of the Company’s common stock worth a specified multiple of base salary. Under the stock ownership guidelines, the executives must retain, until the required ownership guideline levels have been achieved and thereafter if required to maintain the required ownership levels, at least 50% of after-tax shares resulting from the vesting of RSUs, including PSUs. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement as of the Record Date. Each continuing NEO has met, or is progressing towards meeting, his or her respective ownership guideline

EXECUTIVE	GUIDELINE	STATUS
Devin McGranahan	6x salary	Must hold 50% of after-tax shares until guideline is met
Raj Agrawal	3x salary	Meets guideline
Jean Claude Farah	3x salary	Meets guideline
Gabriella Fitzgerald	3x salary	Must hold 50% of after-tax shares until guideline is met

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
Company securities owned personally	Stock options
Shares held in any Company benefit plan	PSUs
After-tax value of service-based restricted stock awards and RSUs

Prohibition Against Pledging and Hedging of the Company’s Securities

The Company’s insider trading policies prohibit the Company’s executive officers and directors from pledging the Company’s securities, and prohibit all Company employees, including executive officers, and directors from engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

Clawback Policy

The Company maintains a clawback policy under which the Company may, in the Committee’s discretion and subject to applicable law, “clawback” incentive compensation paid to certain officers of the Company (generally defined as an individual subject to Section 16 of the Exchange Act as well as the Company’s CCO) in the event of an accounting restatement or if such officer engaged in detrimental conduct, as defined in the clawback policy. In addition, the Company is permitted under the clawback policy, in the Committee’s discretion and subject to applicable laws, to clawback incentive compensation paid to such officers for conduct that is determined to have directly contributed to material compliance failures resulting in a failure to comply with applicable laws or regulations. Under this policy, if the Committee determines that incentive compensation is subject to clawback, the Company, subject to the direction of the Committee, has broad discretion to effect recovery of such amounts, including requiring a cash payment, canceling outstanding or deferred awards, reducing future compensation, seeking recovery of any gain or profit realized by the officer on the sale or other disposition of any equity-based awards, or other appropriate means. The Company continues to monitor this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

52  |  The Western Union Company

EXECUTIVE COMPENSATION

The following table contains compensation information for our NEOs for the fiscal year ended December 31, 2021 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal years ended December 31, 2020 and December 31, 2019.

2021 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($000)(1)	BONUS ($000)(2)	STOCK AWARDS ($000)(3)	OPTION AWARDS ($000)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($000)(4)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS ($000)	ALL OTHER COMPENSATION ($000)(5)	TOTAL ($000)
Devin McGranahan	2021	17.4	1,000.0	6,500.0	6,600.0	—	—	—	14,117.4
President and Chief	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Executive Officer	2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Hikmet Ersek(6)	2021	1,050.0	—	6,560.0	1,640.0	1,392.3	—	192.3	10,834.6
Senior Advisor and Former President	2020	1,041.7	—	6,560.0	1,640.0	874.7	—	220.0	10,336.4
and Chief Executive Officer	2019	1,000.0	—	5,600.0	1,400.0	1,700.0	—	399.5	10,099.5
Raj Agrawal	2021	650.0	—	2,800.0	—	507.0	—	48.2	4,005.2
Chief Financial	2020	646.7	—	2,400.0	—	377.0	—	86.7	3,510.4
Officer	2019	630.0	—	2,400.0	—	718.2	—	56.5	3,804.7
Michelle Swanback	2021	645.8	—	2,500.0	—	557.7	—	44.7	3,748.2
President, Product	2020	606.1	500.0	4,700.0	—	375.0	—	44.4	6,225.5
and Platform	2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Gabriella Fitzgerald	2021	166.7	100.0	2,000.0	—	471.9	—	11.7	2,750.3
President,	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Americas Region	2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Jean Claude Farah(7)	2021	500.0	—	1,500.0	—	429.0	—	175.7	2,604.7
President, Global	2020	500.0	—	1,050.0	—	324.5	—	174.4	2,048.9
EMEA/APAC Region	2019	500.0	—	1,050.0	—	486.0	—	179.4	2,215.4

Footnotes:

(1)	Except with respect to salary adjustments in connection with promotions, any salary adjustments are effective as of March of each reporting year.
(2)

The amount reported in this column for Mr. McGranahan for 2021 represents a cash sign-on bonus in the amount of $1,000,000, which was paid within 30 days of Mr. McGranahan’s employment start date. This cash sign-on bonus is subject to pro-rata repayment in the event Mr. McGranahan voluntarily resigns from the Company (other than due to good reason) or is terminated for cause prior to the one-year anniversary of his start date. The amount reported in this column for Ms. Fitzgerald for 2021 represents the first installment of a cash sign-on award in the amount of $200,000, payable in two equal installments, the first installment of which was paid within 30 days of Ms. Fitzgerald’s employment start date. This cash sign-on bonus is subject to pro-rata repayment in the event Ms. Fitzgerald voluntarily resigns from the Company or is terminated for cause prior to the one-year anniversary of her start date.

(3)

The amounts reported in these columns for 2021 represent equity grants to the NEOs under the Long-Term Incentive Plan. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts included in the Stock Awards column for the PSUs granted during 2021 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2021 Financial PSUs, the maximum value of the 2021 Financial PSUs would be as follows: Mr. Ersek -$8,200,0; Mr. Agrawal - $2,800.0; Ms. Swanback - $2,500.0, and Mr. Farah - $1,500.0. Under FASB ASC Topic 718, the vesting condition related to the TSR PSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the NEOs that could be calculated and disclosed based on achievement of the underlying

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 EXECUTIVE COMPENSATION

market condition. Dividend equivalents with respect to the 2021 Financial PSUs and 2021 RSUs will be paid to the extent the underlying PSUs and RSUs are earned. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended December 31, 2021, 2020 and 2019, respectively, for a discussion on the relevant assumptions used in calculating the amounts reported for the applicable year. In connection with her separation, Ms. Swanback forfeited her outstanding equity awards.

(4)	For 2021, the amounts reflect the actual cash bonus received under the Annual Incentive Plan.
(5)	Amounts included in this column for 2021 are set forth by category in the 2021 All Other Compensation Table below.
(6)

For 2021, Mr. Ersek’s salary was denominated in U.S. dollars but was paid to or on behalf of Mr. Ersek in euros, based on a conversion rate determined prior to payment each quarter. Contributions made to the Austrian retirement plan on behalf of Mr. Ersek were denominated in euros and converted to U.S. dollars for disclosure in the proxy. The conversion rates of 0.822571, 0.838574, 0.824878, and 0.845809 were applied for quarters one, two, three, and four, respectively. Mr. Ersek retired from his position as an executive officer, effective as of December 26, 2021, and will continue to support the Company as Special Advisor to the CEO until June 30, 2022.

(7)

For 2021, Mr. Farah’s salary was denominated in U.S. dollars but was paid to or on behalf of Mr. Farah in Emirati dirham, based on a conversion rate of 0.272242. Contributions made to the CFE retirement fund on behalf of Mr. Farah were denominated in euros and converted to U.S. dollars for disclosure in the proxy. The conversion rates of 1.21372224, 1.193599661, 1.180234087, and 1.158947513 were applied for quarters one, two, three, and four, respectively.

2021 ALL OTHER COMPENSATION TABLE

NAME	PERQUISITES & OTHER PERSONAL BENEFITS ($000)(1)	TAX REIMBURSEMENTS ($000)	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS ($000)(2)	INSURANCE PREMIUMS ($000)	TOTAL ($000)
Devin McGranahan	—	—	—	—	—
Hikmet Ersek	87.5	—	77.6	27.2	192.3
Raj Agrawal	3.7	0.3	41.1	3.1	48.2
Michelle Swanback	2.2	0.1	40.8	1.6	44.7
Gabriella Fitzgerald	1.4	0.5	9.5	0.3	11.7
Jean Claude Farah	144.6	—	8.7	22.4	175.7

Footnotes:

(1)

Amounts shown in this column for Mr. Ersek include the incremental cost or valuation of personal jet usage ($81.2), car service/allowances, and executive security costs. Following a comprehensive security assessment conducted by an independent security firm in 2018, the Board of Directors advised Mr. Ersek to utilize the Company’s leased aircraft for personal travel at the Company’s expense. Those personal travel expenses reported in this column were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid directly to the third-party vendor from which the Company leases corporate aircraft. For Mr. Farah, the amounts in this column include housing ($108.9), education, and transportation allowances.

(2)

Amounts shown in this column represent (i) contributions made by the Company on behalf of each of the NEOs, except for Messrs. McGranahan, Ersek and Farah, to the Company’s Incentive Savings Plan and/or the SISP, (ii) contributions made by the Company on behalf of Mr. Ersek to the Company’s defined contribution plan in Austria, the Victoria Volksbanken Pensionskassen AG, and (iii) contributions made by the Company on behalf of Mr. Farah to the CFE retirement fund.

54  |  The Western Union Company

 EXECUTIVE COMPENSATION

The following table summarizes awards made to our NEOs in 2021.

2021 GRANTS OF PLAN-BASED AWARDS TABLE

											GRANT
			ESTIMATED					ALL OTHER	ALL OTHER		DATE
			POSSIBLE					STOCK	OPTION		FAIR
			PAYOUTS UNDER					AWARDS:	AWARDS:	EXERCISE	VALUE OF
			NON-EQUITY		ESTIMATED FUTURE			NUMBER	NUMBER OF	OR BASE	STOCK
			INCENTIVE PLAN		PAYOUTS UNDER EQUITY			OF SHARES	SECURITIES	PRICE OF	AND
			AWARDS(1)		INCENTIVE PLAN AWARDS			OF STOCK	UNDERLYING	OPTION	OPTION
	GRANT	APPROVAL	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	OR UNITS	OPTIONS	AWARDS	AWARDS
NAME	DATE	DATE	($000)	($000)	(#)	(#)	(#)	(#)(2)	(#)(3)	($/Sh)	($000)(4)
Devin
McGranahan	12/27/2021	11/11/2021						367,232			6,500.0
	12/27/2021	11/11/2021							2,149,838	17.70	6,600.0

Hikmet			1,785.0	3,123.8
Ersek	2/19/2021	2/19/2021			85,739(5)	171,477(5)	342,954(5)				4,100.0
	2/19/2021	2/19/2021			32,069(6)	64,138(6)	128,276(6)				1,640.0
	2/19/2021	2/19/2021						34,296			820.0
	2/19/2021	2/19/2021							400,000	23.91	1,640.0
Raj			650.0	1,300.0
Agrawal	2/18/2021	2/18/2021			29,788(5)	59,575(5)	119,150(5)				1,400.0
	2/18/2021	2/18/2021			11,318(6)	22,636(6)	45,272(6)				560.0
	2/18/2021	2/18/2021						35,745			840.0
Michelle			715.0	1,430.0
Swanback	2/18/2021	2/18/2021			26,596(5)	53,192(5)	106,384(5)				1,250.0
	2/18/2021	2/18/2021			10,106(6)	20,211(6)	40,422(6)				500.0
	2/18/2021	2/18/2021						31,915			750.0
Gabriella			605.0	1,210.0
Fitzgerald	9/13/2021	8/31/2021						92,166			2,000.0

Jean			550.0	1,100.0
Claude	2/18/2021	2/18/2021			15,958(5)	31,915(5)	63,830(5)				750.0
Farah	2/18/2021	2/18/2021			6,064(6)	12,127(6)	24,254(6)				300.0
	2/18/2021	2/18/2021						19,149			450.0

Footnotes:

(1)

These amounts consist of the target and maximum cash award levels set in 2021 under the Annual Incentive Plan. The amount actually paid to each NEO is included in the Non-Equity Incentive Plan Compensation column in the 2021 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding the Annual Incentive Plan.

(2)

These amounts represent RSUs granted under the Long-Term Incentive Plan to the NEOs as follows: (i) Mr. McGranahan’s RSUs vest in two substantially equal installments on August 1, 2022 and February 1, 2023; (ii) Ms. Fitzgerald’s RSUs vest in three substantially equal installments on the first, second and third anniversaries of the grant date; and (iii) the remaining RSUs reported in this column vest 100% on February 18, 2024 (or, in the case of Mr. Ersek, February 19, 2024), in each case, provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the underlying equity award agreement. In connection with his departure and as a result of satisfying the age and service requirements for retirement vesting treatment, Mr. Ersek is eligible to receive prorated vesting of his 2021 RSUs based on his period of service during the vesting period. In connection with her separation, Ms. Swanback forfeited these RSUs. Please see

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 EXECUTIVE COMPENSATION

“Compensation Discussion and Analysis” for further information regarding these RSU grants. Each RSU award includes cash dividend equivalent rights entitling the recipient to cash dividend equivalents for dividends paid with respect to the Company common stock subject to the award during the RSU vesting period. The cash dividend equivalents are subject to the same vesting conditions as the underlying RSUs.

(3)

This amount represents stock options granted under the Long-Term Incentive Plan to Messrs. McGranahan and Ersek. These options were granted subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant, in each case, provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the underlying equity award agreement. In connection with his departure and as a result of satisfying the age and service requirements for retirement vesting treatment, Mr. Ersek is eligible to receive prorated vesting of his 2021 option award based on his period of service during the vesting period. Please see “Compensation Discussion and Analysis” for further information regarding these awards.

(4)

The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of the relevant assumptions used in calculating the amounts.

(5)

These amounts represent the threshold, target and maximum Financial PSUs granted under the Long-Term Incentive Plan. These Financial PSUs are generally scheduled to vest on February 18, 2024 (or, in the case of Mr. Ersek, February 19, 2024), subject to the achievement of performance metrics related to revenue and operating margin, measured annually during each year of the three-year performance period, with each performance year equally weighted. In connection with Mr. Ersek’s departure and as a result of him satisfying the age and service requirements for retirement vesting treatment, Mr. Ersek is eligible to receive pro-rated vesting of his 2021 Financial PSUs based on actual performance results and his period of service during the vesting period. In connection with her separation, Ms. Swanback forfeited these PSUs. Please see “Compensation Discussion and Analysis” for further information regarding this award. The Financial PSU award includes cash dividend equivalent rights entitling the recipient to cash dividend equivalents for dividends paid with respect to Company common stock subject to the award during the PSU vesting period. The cash dividend equivalents are subject to the same vesting conditions as the underlying Financial PSUs.

(6)

These amounts represent the threshold, target and maximum TSR PSUs granted under the Long-Term Incentive Plan. These TSR PSUs are generally scheduled to vest on February 18, 2024 (or, in the case of Mr. Ersek, February 19, 2024) based on the Company’s relative TSR performance versus the S&P 500 Index over a three-year performance period. In connection with Mr. Ersek’s departure and as a result of him satisfying the age and service requirements for retirement vesting treatment, Mr. Ersek is eligible to receive pro-rated vesting of his 2021 TSR PSUs based on actual performance results and his period of service during the vesting period. In connection with her separation, Ms. Swanback forfeited these PSUs. Please see “Compensation Discussion and Analysis” for further information regarding this award.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

EMPLOYMENT ARRANGEMENTS

As noted in the “Compensation Discussion and Analysis,” the Company generally executes an offer of employment prior to the time an executive joins the Company which describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target, and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will determine the benefits to be received by senior executives, including our NEOs, upon termination of employment from the Company. Please see the “—Potential Payments Upon Termination or Change-in-Control” section for a description of the policy.

As noted in the “Compensation Discussion and Analysis,” under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. Accordingly, during 2021, Messrs. Ersek and Farah were each party to an employment agreement, which reflects competitive practices in the employment locations of Messrs. Ersek and Farah at the time the respective agreement became effective. The terms of Mr. Farah’s employment agreement provide for, and Mr. Ersek’s agreement provided for, (i) eligibility to participate in an annual incentive program and Long-Term Incentive Plan and (ii) eligibility to participate in retirement, health, and welfare benefit programs on the same basis as similarly situated employees in the UAE and Austria, respectively. Mr. Farah’s employment agreement also includes, and Mr. Ersek’s employment agreement included, non-competition, non-solicitation, and confidentiality provisions. Mr. Ersek’s employment agreement has been superseded by the terms of his

56  |  The Western Union Company

 EXECUTIVE COMPENSATION

transition agreement with the Company, although the restrictive covenants set forth in his employment agreement survive the termination of his employment agreement.

AWARDS

In 2021, the Compensation Committee granted annual equity grants under the Long-Term Incentive Plan consisting of (i) 50% Financial PSUs (vesting based on both revenue and operating margin goals), 20% TSR PSUs, 20% stock options, and 10% service-based RSUs for Mr. Ersek, and (ii) 50% Financial PSUs (vesting based on both revenue and operating margin goals), 20% TSR PSUs, and 30% service-based RSUs for the other NEOs (excluding Mr. McGranahan and Ms. Fitzgerald). Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2021 long-term incentive awards, including the performance metrics applicable to the 2021 PSUs. Mr. McGranahan and Ms. Fitzgerald also received one-time equity awards in connection with their commencement of employment with the Company. Please see the sections entitled “CEO Transition Compensation” and “Employment Arrangements” within the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information regarding the one-time equity awards.

At its February 2021 meeting, the Compensation Committee established performance objectives to be considered under the Annual Incentive Plan for the 2021 plan year.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, participants are eligible to receive a cash payout ranging from 0% to 175% of target based on the achievement of pre-established corporate financial and strategic goals. The total payout under the Annual Incentive Plan for the participating NEOs other than Mr. Ersek is subject to a +/- 25% modifier based on the committee’s assessment of individual performance with respect to key performance indicators relating to individual business unit transformation goals, ESG initiatives, leadership and compliance. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding the annual incentive awards, including the performance metrics applicable to such awards.

SALARY AND BONUS IN PROPORTION TO TOTAL COMPENSATION

As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee heavily weighted total direct compensation toward performance-based elements, which include annual incentive compensation, PSUs and stock options, in order to hold executives accountable and reward them for the results of the Company. Our Compensation Committee structured the compensation program to give our NEOs substantial alignment with stockholders, while also permitting the committee to incentivize the NEOs to pursue performance that it believes increases stockholder value. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of the objectives of our compensation program and overall compensation philosophy.

57  |  The Western Union Company

 EXECUTIVE COMPENSATION

The following table provides information regarding outstanding option awards and unvested stock awards held by each of the NEOs on December 31, 2021.

2021 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	OPTION AWARDS				STOCK AWARDS
								EQUITY
								INCENTIVE
								PLAN
							EQUITY	AWARDS:
							INCENTIVE	MARKET
							PLAN	OR PAYOUT
							AWARDS:	VALUE OF
							NUMBER OF	UNEARNED
						MARKET	UNEARNED	SHARES,
						VALUE OF	SHARES,	UNITS OR
	NUMBER OF	NUMBER OF			NUMBER OF	SHARES	UNITS OR	OTHER
	SECURITIES	SECURITIES			SHARES OR	OR UNITS	OTHER	RIGHTS
	UNDERLYING	UNDERLYING			UNITS OF	OF STOCK	RIGHTS	THAT
	UNEXERCISED	UNEXERCISED	OPTION	OPTION	STOCK THAT	THAT HAVE	THAT	HAVE NOT
	OPTIONS (#)	OPTIONS (#)	EXERCISE	EXPIRATION	HAVE NOT	NOT VESTED	HAVE NOT	VESTED
NAME	EXERCISABLE	UNEXERCISABLE	PRICE ($)	DATE	VESTED (#)	($000)(1)	VESTED (#)	($000)(1)
Devin		2,149,838(2)	17.70	12/27/2031	367,232(7)	6,551.4
McGranahan
Hikmet Ersek	—	400,000(3)	23.91	2/19/2031	34,296(8)	611.8
	103,535	310,607(4)	26.50	2/20/2030	30,944(9)	552.0
	274,510	274,510(5)	17.63	2/21/2029	39,706(10)	708.4
	287,671	95,891(6)	20.09	2/22/2028	55,588(11)	991.7
	414,202		19.99	2/22/2027
	422,961		18.19	2/19/2026			154,717(12)	2,760.2
	336,135		19.27	2/19/2025			72,184(13)	1,287.8
	303,798		15.99	2/20/2024			171,477(14)	3,059.1
	400,810		17.86	2/23/2022			64,138(15)	1,144.2
Raj Agrawal					35,745(8)	637.7	45,767(12)	816.5
	84,034		19.27	2/19/2025	27,460(9)	489.9	21,958(13)	391.7
	65,823		15.99	2/20/2024	40,359(10)	720.0	59,575(14)	1,062.8
	134,063		14.00	2/20/2023	18,835(11)	336.0	22,636(15)	403.8
Michelle					31,915(8)	569.4	41,953(12)	748.4
Swanback					25,172(9)	449.1	20,129(13)	359.1
					47,170(16)	841.5	53,192(14)	948.9
							20,211(15)	360.6
Gabriella					92,166(17)	1,644.2
Fitzgerald
Jean Claude					19,149(8)	341.6
Farah	44,818		19.27	2/19/2025	12,014(9)	214.3	20,023(12)	357.2
	10,127		15.99	2/20/2024	17,657(10)	315.0	9,607(13)	171.4
	33,401		17.86	2/23/2022	8,241(11)	147.0	31,915(14)	569.4
							12,127(15)	216.3

Footnotes:

(1)	The market value of shares or units of stock that have not vested reflects the closing stock price of $17.84 per share on December 31, 2021.
(2)

These options were awarded on December 27, 2021, subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the equity award agreement.

58  |  The Western Union Company

 EXECUTIVE COMPENSATION

(3)

These options were awarded on February 19, 2021, subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In connection with his separation from the Company, Mr. Ersek’s 2021 options will vest on a pro-rated basis based on an anticipated departure date of June 30, 2022, due to his satisfaction of the age and service requirements for retirement vesting. Please see page 66 for additional information related to the post-termination exercise period for stock options in the event of retirement.

(4)

These options were awarded on February 20, 2020, subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In connection with his separation from the Company, Mr. Ersek’s 2020 options will vest on a pro-rated basis based on an anticipated departure date of June 30, 2022, due to his satisfaction of the age and service requirements for retirement vesting. Please see page 66 for additional information related to the post-termination exercise period for stock options in the event of retirement.

(5)

These options were awarded on February 21, 2019, subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In connection with his separation from the Company, Mr. Ersek’s 2019 options will vest on a pro-rated basis based on an anticipated departure date of June 30, 2022, due to his satisfaction of the age and service requirements for retirement vesting. Please see page 66 for additional information related to the post-termination exercise period for stock options in the event of retirement.

(6)	These options vested on February 22, 2022.
(7)

Represents RSUs that are scheduled to vest in two substantially equal installments on August 1, 2022 and February 1, 2023; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the equity award agreement.

(8)

Represents RSUs that are scheduled to vest on February 18, 2024 (or, in the case of Mr. Ersek, February 19, 2024); provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In connection with his separation from the Company, Mr. Ersek’s RSU awards will vest on a pro-rated basis due to the satisfaction of the age and service requirements for retirement vesting. These RSUs were forfeited in connection with Ms. Swanback’s 2022 separation.

(9)

Represents RSUs that are scheduled to vest on February 19, 2023 (or, in the case of Mr. Ersek, February 20, 2023); provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In connection with his separation from the Company, Mr. Ersek’s RSU awards will vest on a pro-rated basis due to the satisfaction of the age and service requirements for retirement vesting. These RSUs were forfeited in connection with Ms. Swanback’s 2022 separation.

(10)	Represents RSUs that vested on February 20, 2022 (or, in the case of Mr. Ersek, February 21, 2022).
(11)	Represents PSUs that vested on February 20, 2022 (or, in the case of Mr. Ersek, February 21, 2022) based on the Company’s revenue and EBIT performance over the 2019–2021 performance period.
(12)

Represents PSUs that are scheduled to vest on February 19, 2023 (or, in the case of Mr. Ersek, February 20, 2023) based on the Company’s revenue and operating margin performance over the 2020–2022 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the target performance goals. In connection with his separation from the Company, Mr. Ersek’s Financial PSUs will vest on a pro-rated basis due to the satisfaction of the age and service requirements for retirement vesting. These PSUs were forfeited in connection with Ms. Swanback’s 2022 separation.

(13)

Represents PSUs that are scheduled to vest on February 19, 2023 (or, in the case of Mr. Ersek, February 20, 2023) based on the Company’s TSR performance relative to the S&P 500 Index over the 2020–2022 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the target performance goals. In connection with his separation from the Company, Mr. Ersek’s TSR PSUs will vest on a pro-rated basis due to the satisfaction of the age and service requirements for retirement vesting. These PSUs were forfeited in connection with Ms. Swanback’s 2022 separation.

(14)

Represents PSUs that are scheduled to vest on February 18, 2024 (or, in the case of Mr. Ersek, February 19, 2024) based on the Company’s revenue and operating margin performance, measured annually during the 2021-2023 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In accordance with the SEC

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 EXECUTIVE COMPENSATION

executive compensation disclosure rules, the amounts reported are based on achieving the target performance goals. In connection with his separation from the Company, Mr. Ersek’s Financial PSUs will vest on a pro-rated basis due to the satisfaction of the age and service requirements for retirement vesting. These PSUs were forfeited in connection with Ms. Swanback’s 2022 separation.

(15)

Represents PSUs that are scheduled to vest on February 18, 2024 (or, in the case of Mr. Ersek, February 19, 2024) based on the Company’s TSR performance relative to the S&P 500 Index over the 2021–2023 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the target performance goals. In connection with his separation from the Company, Mr. Ersek’s TSR PSUs will vest on a pro-rated basis due to the satisfaction of the age and service requirements for retirement vesting. These PSUs were forfeited in connection with Ms. Swanback’s 2022 separation.

(16)	Represents RSUs that vested on January 13, 2022.
(17)

Represents RSUs that were awarded on September 13, 2021, which vest in three substantially equal installments on the first, second and third anniversaries of the grant date; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

60  |  The Western Union Company

 EXECUTIVE COMPENSATION

The following table provides information concerning the exercise of stock options and vesting of stock awards during 2021 for each of the NEOs.

2021 OPTION EXERCISES AND STOCK VESTED TABLE

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Devin McGranahan	—	—	—	—
Hikmet Ersek	233,859	681,073	191,644	4,580,292
Raj Agrawal	128,534	866,741	89,583	2,141,930
Michelle Swanback	—	—	47,170	1,056,136
Gabriella Fitzgerald	—	—	—	—
Jean Claude Farah	28,157	69,023	39,194	937,129

The following table provides information regarding compensation that has been deferred by our NEOs pursuant to the terms of our SISP.

2021 NONQUALIFIED DEFERRED COMPENSATION TABLE

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($000)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($000)(2)	AGGREGATE EARNINGS IN LAST FY ($000)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($000)	AGGREGATE BALANCE AT LAST FYE ($000)(3)

Hikmet Ersek	—	—	—	—	—
Raj Agrawal	51.4	29.5	530.6	—	2,394.9
Michelle Swanback	51.0	29.2	10.2	—	182.6
Jean Claude Farah	—	—	—	—	—

Footnotes:

(1)

These amounts represent deferrals of the NEO’s salary and compensation received under the Annual Incentive Plan and are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2021 Summary Compensation Table.

(2)	These amounts are included in the “All Other Compensation” column in the 2021 Summary Compensation Table.
(3)

Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2020 and 2019 (in $000s): Mr. Agrawal–$207.3; and Ms. Swanback-$85.1.

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 EXECUTIVE COMPENSATION

INCENTIVE SAVINGS PLAN

We maintain a defined contribution retirement plan (the “Incentive Savings Plan” or “ISP”) for our employees on United States payroll, including each of our NEOs other than Messrs. Ersek and Farah. The ISP is structured with the intention of qualifying under Section 401(a) of the Internal Revenue Code. Under the ISP, participants are permitted to make contributions up to the maximum allowable amount under the Internal Revenue Code. In addition, we make matching contributions equal to 100% of the first 3% of eligible compensation contributed by participants and 50% of the next 2% of eligible compensation contributed by participants. For 2021, each participating NEO was eligible to receive a Company contribution equal to 4% of his or her eligible compensation. During 2021, Mr. Ersek participated in the qualified retirement savings plan made available to eligible employees in Austria. During 2021, Mr. Farah participated in the Caisse des Français de l’Etranger (the “CFE Retirement Fund”), which provides for continued coverage under the French State Social Security System for French citizens who work outside of France. On behalf of the employee, the CFE Retirement Fund contributes to the National Retirement Insurance Fund (“CNAV”) allowing the employee to receive pension benefits from the CNAV upon retirement.

SUPPLEMENTAL INCENTIVE SAVINGS PLAN

We maintain a nonqualified supplemental incentive savings plan (the “SISP”) for certain of our employees on U.S. payroll, including each of our NEOs other than Messrs. Ersek and Farah. Under the SISP, participants may defer up to 80% of their salaries, including commissions and incentive compensation (other than annual bonuses), and may make a separate election to defer up to 80% of any annual bonuses and up to 100% of any performance-based cash awards they may earn. The SISP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the ISP but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the ISP. Participants are generally permitted to choose from among the mutual funds available for investment under the ISP for purposes of determining the imputed earnings, gains, and losses applicable to their SISP accounts. The SISP is unfunded. Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SISP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE-IN-CONTROL

EXECUTIVE SEVERANCE POLICY

We maintain the Executive Severance Policy for the payment of certain benefits to senior executives, including our NEOs, upon termination of employment from the Company and upon a change in control of the Company. Under the Executive Severance Policy, an eligible executive will become eligible for benefits if (i) prior to a change-in-control, he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or (ii) after a change-in-control, he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or he or she terminates employment voluntarily for “good reason” (which may arise from a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of the change-in-control. Under the Executive Severance Policy, a change-in-control is generally defined to include:

•    The acquisition by a person or entity of 35% or more of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions;

•    An unapproved change in a majority of the Board members within a 24-month period; and

•    Certain corporate restructurings, including certain mergers, dissolution and liquidation.

62  |  The Western Union Company

 EXECUTIVE COMPENSATION

The Executive Severance Policy provided for the following severance and change-in-control benefits as of December 31, 2021:

•    A severance payment equal to the senior executive’s base pay plus target bonus for the year in which the termination occurs (the “base severance pay”) multiplied by 1.5 (multiplied by two in the case of the CEO and all senior executives who terminate for an eligible reason within 24 months following a change-in-control). For terminations prior to a change-in-control a senior executive employed by the Company for 12 months or less would be entitled to receive a severance payment equal to the base severance pay and, for every month employed in excess of 12 months, an additional severance payment equal to a pro rata portion of the base severance pay, up to a maximum severance payment equal to the senior executive’s base severance pay, multiplied by 1.5 (multiplied by two in the case of the CEO).

•    A cash payment equal to the lesser of (i) the senior executive’s prorated target bonus under the Annual Incentive Plan for the year in which the termination occurs and (ii) the maximum bonus which could have been paid to the senior executive under the Annual Incentive Plan for the year in which the termination occurs, based on actual Company performance during such year. No bonus will be payable unless the Compensation Committee certifies that the performance goals under the Annual Incentive Plan have been achieved for the year in which the termination occurs (except for eligible terminations following a change-in-control).

•    A lump sum payment equal to the difference between active employee health care premiums and continuation coverage premiums for 18 months of coverage.

•    At the discretion of the Compensation Committee, outplacement benefits may be provided to the executive.

•    All awards made pursuant to our Long-Term Incentive Plan, including those that are performance-based, generally will become fully vested and exercisable if a senior executive is involuntarily terminated without cause or terminates employment for good reason, in either case, within 24 months following a change-in-control. In such event, the right to exercise stock options will continue for 24 months (36 months in the case of the CEO) after the senior executive’s termination (but not beyond the applicable expiration date for the stock options).

•    If a senior executive is involuntarily terminated without cause and no change-in-control has occurred, awards granted pursuant to our Long-Term Incentive Plan generally will vest on a prorated basis based on the period served during the vesting period, and stock options will remain exercisable until the end of severance period under the Executive Severance Policy, but not beyond the applicable expiration date for the stock options.

•    Any benefits triggered by a change-in-control are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code in the event such reduction would result in a better after-tax result for the executive.

The provision of severance benefits under the Executive Severance Policy is conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants, as well as a release of claims against the Company. These restrictive covenants vary in duration, but generally do not exceed two years.

As noted earlier, Mr. Farah is subject to an employment agreement, which is a customary practice for executives located in the UAE. Under the terms of Mr. Farah’s employment agreement, he is required to receive three months’ notice of termination of employment or, in lieu of such notice, three months of pay. In addition, Mr. Farah is also eligible for statutory end of service gratuity/severance amounts in accordance with local law. Any amounts due to Mr. Farah under the Executive Severance Policy will be reduced by any end-of-service gratuity/severance paid under the terms of his employment agreement or as required by local law.

As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, effective as of December 26, 2021, Mr. Ersek retired from the position of President and CEO of the Company, and will continue to support the Company as a Special Advisor to the Company’s new CEO until June 30, 2022, during which time his current base salary of $1,050,000 and benefits will continue, with an annual incentive opportunity under the Annual Incentive Plan of 170% of base salary that is prorated for his period of service during 2022. In addition, the Company has agreed to provide Mr. Ersek with a lump sum payment equal to COBRA premiums for continued healthcare coverage through December 31, 2023 (estimated value $48,000), tax filing support services for 2022 and 2023 (estimated value $10,000), continued home monitoring services for the duration of his service as Special Advisor to the CEO (estimated value $300), and repatriation support, including related tax reimbursements, for Mr. Ersek’s repatriation to Austria in accordance with the Company’s repatriation policy (estimated value $100,000) and reimbursement of up to $10,000 in attorneys’ fees for negotiation of the terms of Mr. Ersek’s transition agreement. Finally, due to his satisfaction of the age and service requirements under his outstanding equity award agreements, Mr. Ersek will be eligible for retirement vesting in accordance with the terms of these agreements (estimated value $5,800,000, based on the closing stock price on December 31, 2021 and assuming target payout for the PSUs).

On March 31, 2022, Ms. Swanback separated from the Company. In connection with Ms. Swanback’s departure, the Company and Ms. Swanback entered into a mutual separation agreement, which includes a customary release of claims and provides for a separation payment of $1,565,000, payable in nine equal monthly installments from April 2022 through December 2022. In connection with her departure, Ms. Swanback will not receive a bonus for 2022

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 EXECUTIVE COMPENSATION

under the Company’s Annual Incentive Plan, her outstanding and unvested equity awards were forfeited, and she was not eligible for any severance benefits under the Executive Severance Policy. Ms. Swanback remains subject to restrictive covenants, including covenants relating to non-competition, non-solicitation, and non-disclosure.

For NEOs serving as executive officers as of December 31, 2021, we have quantified the potential payments upon termination under various termination circumstances in the tables set forth below. These tables assume that the covered termination took place on December 31, 2021.

PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLES

TERMINATION FOLLOWING A CHANGE-IN-CONTROL(1)

			LONG-TERM INCENTIVES(4)
NAME	SEVERANCE ($000)(2)	WELFARE BENEFITS ($000)(3)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	DEU ACCRUAL ($000)	TOTAL ($000)
Devin McGranahan	2,700.0	—	301.0	—	6,551.4	—	9,552.4
Raj Agrawal	3,107.0	25.2	—	3,010.8	1,847.6	508.5	8,499.1
Michelle Swanback	2,953.5	25.2	—	2,417.0	1,860.0	290.3	7,546.0
Gabriella Fitzgerald	1,626.9	25.2	—	—	1,644.2	43.3	3,339.6
Jean Claude Farah	2,529.0	—	—	1,461.3	870.9	231.3	5,092.5

INVOLUNTARY TERMINATION OTHER THAN FOR DEATH, DISABILITY, OR CAUSE

			LONG-TERM INCENTIVES(4)
NAME	SEVERANCE ($000)(2)	WELFARE BENEFITS ($000)(3)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	DEU ACCRUAL ($000)	TOTAL ($000)
Devin McGranahan	2,700.0	—	301.0	—	6,551.4	—	9,552.4
Raj Agrawal	2,457.0	25.2	—	1,494.3	1,174.9	258.6	5,410.0
Michelle Swanback	2,432.7	25.2	—	688.2	1,105.6	162.0	4,413.7
Gabriella Fitzgerald	1,626.9	25.2	—	—	—	—	1,652.1
Jean Claude Farah	2,004.0	—	—	468.7	433.6	101.8	3,008.1

DEATH OR DISABILITY

			LONG-TERM INCENTIVES(4)
NAME	SEVERANCE ($000)	WELFARE BENEFITS ($000)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	DEU ACCRUAL ($000)	TOTAL ($000)
Devin McGranahan	—	—	301.0	—	6,551.4	—	6,852.4
Raj Agrawal	—	—	—	3,010.8	1,847.6	508.5	5,366.9
Michelle Swanback	—	—	—	2,417.0	1,860.0	290.3	4,567.3
Gabriella Fitzgerald	—	—	—	—	1,644.2	43.3	1,687.5
Jean Claude Farah	—	—	—	1,461.3	870.9	231.3	2,563.5

64  |  The Western Union Company

 EXECUTIVE COMPENSATION

RETIREMENT(5)

			LONG-TERM INCENTIVES(4)
NAME	SEVERANCE ($000)	WELFARE BENEFITS ($000)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	DEU ACCRUAL ($000)	TOTAL ($000)
Raj Agrawal	—	—	—	1,494.3	1,174.9	258.6	2,927.8

Footnotes:

(1)

Under the Executive Severance Policy, following a change-in-control, an eligible executive will become entitled to severance benefits if he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or he or she terminates employment voluntarily for good reason within 24 months after the date of the change-in-control.

(2)

In accordance with the Executive Severance Policy, amounts in this column represent severance payments equal to (i) the lesser of the NEO’s (x) 2021 target bonus and (y) 2021 bonus based on actual performance, plus (ii) 1.5 times (two times in the case of the CEO and in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control) the sum of the NEO’s base salary and target bonus, with the exception of Mr. McGranahan, Ms. Swanback, and Ms. Fitzgerald, who have each been with the Company for less than two years as of December 31, 2021. Due to this fact, in accordance with the Executive Severance Policy in effect on December 31, 2021, the amounts for Mr. McGranahan and Ms. Fitzgerald represent payments equal to 1 time, and the amount for Ms. Swanback represent payments equal to 1.9  times, respectively, the sum of his or her base salary and target bonus for the current year in the case of an involuntary termination not in connection with a change in control.

(3)

Amounts in this column represent a lump sum cash payment equal to the product of (i) the difference in cost between the NEO’s actual health premiums and COBRA health premiums (if applicable) as of December 31, 2021, and (ii) 18, the number of months of continuing COBRA coverage.

(4)

Amounts in these columns reflect the long-term incentive awards to be received upon a termination or a change-in-control calculated in accordance with the Executive Severance Policy and the Long-Term Incentive Plan. In the case of stock grants, the equity value represents the value of the shares determined by multiplying the closing stock price of $17.84 per share on December 31, 2021 by the number of unvested RSUs or, in the case of PSUs, by the number of shares to be awarded based on target achievement. In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing stock price of $17.84 per share on December 31, 2021 and (ii) the number of unvested option shares that would vest following a qualifying termination or termination due to death or disability. The calculation with respect to unvested long-term incentive awards reflects the following additional assumptions under the Executive Severance Policy and the Long-Term Incentive Plan:

EVENT	STOCK OPTIONS**	RSUs**	PSUs
Change-in-control and qualifying termination within subsequent 24-month period	Accelerate	Accelerate Accrued dividend equivalents would be distributed on accelerated RSUs.	Accelerated vesting and award is payable to the extent earned based on actual performance results Accrued dividend equivalents would be distributed on accelerated Financial PSUs.
Change-in-control (without termination of employment)	Vesting continues under normal terms	Vesting continues under normal terms	Vesting continues under normal terms

Involuntary termination without cause (outside the 24-month period following a change-in-control)*

*If the NEO would satisfy the age and service requirements for retirement, then the NEO would receive retirement vesting under this termination scenario.

Prorated vesting by grant based on period served during vesting period

Prorated vesting by grant based on period served during vesting period; if termination occurs prior to the one-year anniversary of the grant date, the awards are forfeited

Accrued dividend equivalents would be distributed on accelerated RSUs.

Prorated vesting by grant based on actual performance results and period served during vesting period; if termination occurs prior to the one-year anniversary of the grant date, the awards are forfeited

Accrued dividend equivalents would be distributed on accelerated Financial PSUs.

2022 Proxy Statement  |  65

 EXECUTIVE COMPENSATION

EVENT	STOCK OPTIONS**	RSUs**	PSUs
Death or disability	Accelerate	Accelerate Accrued dividend equivalents would be distributed on accelerated RSUs.	Accelerated vesting and award is payable to the extent earned based on actual performance results Accrued dividend equivalents would be distributed on accelerated Financial PSUs.
Retirement

Prorated vesting by grant based on period served during vesting period, with an exercise period equal to the earlier of (i) two years post-termination (three years, in the case of the CEO if termination is a severance-eligible event) and (ii) the expiration date

		Prorated vesting by grant based on period served during vesting period Accrued dividend equivalents would be distributed on accelerated RSUs.	Prorated vesting by grant based on actual performance results and period served during vesting period Accrued dividend equivalents would be distributed on accelerated Financial PSUs.

**The new hire awards for Mr. McGranahan provide for accelerated vesting in the event of a termination by the Company other than for cause or by Mr. McGranahan for good reason or in the event of a change in control in which the awards are not assumed by the surviving company.

(5)	Mr. Agrawal is the only current NEO eligible for retirement as of December 31, 2021, as defined under the Long-Term Incentive Plan.

RISK MANAGEMENT AND COMPENSATION

Appropriately incentivizing behaviors which foster the best interests of the Company and its stockholders is an essential part of the compensation-setting process. The Company believes that risk-taking is necessary for continued innovation and growth, but that risks should be encouraged within parameters that are appropriate for the long-term health and sustainability of the business. As part of its compensation setting process, the Company evaluates the merits of its compensation programs through a comprehensive review of its compensation policies and programs to determine whether they encourage unnecessary or inappropriate risk-taking by the Company’s executives and employees below the executive level. Based on this review, the Company has concluded that the risks arising from its compensation programs are not reasonably likely to have a material adverse effect on the Company.

Management and the independent compensation consultant review the Company’s compensation programs, including the broad-based employee programs and the programs tied to the performance of individual business units. The team maps the level of “enterprise” risk for each business area, as established through the Company’s enterprise risk management oversight process, with the level of compensation risk for the associated incentive programs. In developing the risk assessment, the team reviews the compensation programs within each business area for:

• The mix of fixed versus variable pay;
• The performance metrics to which pay is tied;
• Whether the pay opportunity is capped;
• The timing of payout;
• Whether “clawback” adjustments are permitted;
• The use of equity awards; and
• Whether stock ownership guidelines apply.

66  |  The Western Union Company

 EXECUTIVE COMPENSATION

Annual incentive awards and long-term incentive awards granted to executives are tied primarily to corporate performance goals, including revenue and operating margin growth, and strategic performance objectives. The Compensation Committee believes that these metrics encourage performance that supports the business as a whole. The executive annual incentive awards include a maximum payout opportunity equal to 175% of target, subject to a +/-25% individual performance-based modifier for NEOs other than Mr. Ersek. Our executives are also expected to meet share ownership guidelines in order to align the executives’ interests with those of our stockholders. Further, the Company’s clawback policy permits the Company to recover incentive compensation paid to designated executives (including our officers who are subject to Section 16 of the Exchange Act as well as the Company’s CCO) in the event of an accounting restatement or if the executive engaged in detrimental conduct, as defined in the clawback policy. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company’s financial and reputational health. In addition, the Company’s clawback policy and specific clawback provisions in its annual and long-term incentive award agreements allow the Company to “claw back” executive pay if the executive engages in conduct that is determined to have contributed to material compliance failures, subject to applicable law.

2022 Proxy Statement  |  67

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Ersek, our former CEO. Under the SEC pay ratio rules, in the case of a CEO transition during the year, the Company is permitted to calculate the CEO pay ratio based on the annualized compensation of the CEO serving on the median employee identification date. Because Mr. Ersek was serving as our CEO on November 1, 2021, the pay ratio is calculated based on his compensation. The total compensation used for purposes of the pay ratio calculation is the same compensation amount reported in the 2021 Summary Compensation Table as there was no impact on Mr. Ersek’s compensation with respect to the annualization of his compensation since he continues to serve as an advisor to the Company with the same base salary level and his annual incentive compensation and equity awards were not adjusted to reflect his transition to the role of senior advisor.

To understand this disclosure, we think it is important to give context to our operations. As noted above, The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. As a global organization, approximately 84% of our employees are located outside of the United States, with our employees located in a total of 52 countries. We strive to create a competitive global compensation program in terms of both the position and the geographic location in which the employee is located. As a result, our compensation program varies amongst each local market, in order to allow us to provide a competitive total rewards package

Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals.

Ratio

For 2021,

•    The median of the annual total compensation of all of our employees, other than Mr. Ersek, was $36,393.

•   Mr. Ersek’s annual total compensation, as reported in the Total column of the 2021 Summary Compensation Table, was $10,834.6 thousand.

•    Based on this information, the ratio of the annual total compensation of Mr. Ersek to the median of the annual total compensation of all employees is estimated to be 298 to 1.

Identification of Median Employee

We selected November 1, 2021 as the date on which to determine our median employee. As of that date, we had approximately 10,650 employees. For purposes of identifying the median employee, we considered the aggregate of the following compensation elements for each of our employees, as compiled from the Company’s payroll records:

•    Base Salary

•    Target Annual Bonus

•    Actual Equity Awards

•    Target Commissions

We selected the above compensation elements as they represent the Company’s principal broad-based compensation elements. In addition, we measured compensation for purposes of determining the median employee using the 12-month period ending December 31, 2021.

Using this methodology, we determined that our median employee was a full-time, salaried employee working in Europe. For purposes of this disclosure, we converted such employee’s compensation from the employee’s local currency to U.S. dollars using an exchange rate as of December 31, 2021. In determining the annual total compensation of the 2021 median employee, we calculated such employee’s 2021 compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2021 Summary Compensation Table with respect to each of the NEOs.

68  |  The Western Union Company

PROPOSAL 2
ADVISORY VOTE TO APPROVE
EXECUTIVE COMPENSATION

The Company is providing stockholders an advisory vote to approve executive compensation as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Act. The advisory vote to approve executive compensation is a nonbinding vote on the compensation of the Company’s NEOs, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. The advisory vote to approve executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote to approve executive compensation at least once every three years. At the 2017 Annual Meeting of Stockholders, the Company asked stockholders to indicate if it should hold an advisory vote to approve the compensation of named executive officers every one, two or three years, with the Board recommending an annual advisory vote. Our stockholders approved this recommendation. Accordingly, the Company is again asking stockholders to approve the compensation of NEOs as disclosed in this Proxy Statement.

At the 2021 Annual Meeting of Stockholders, the Company provided stockholders with the opportunity to cast an advisory vote to approve the compensation of the Company’s NEOs as disclosed in the Proxy Statement for the 2021 Annual Meeting of Stockholders, and the Company’s stockholders overwhelmingly approved the proposal, with approval by approximately 94% of the votes cast for the proposal at the 2021 Annual Meeting of Stockholders.

The Company believes that its compensation policies and procedures, which are outlined in the “Compensation Discussion and Analysis” section of this Proxy Statement, support the goals of:

•    Aligning our executives’ goals with our stockholders’ interests;

•    Attracting, retaining, and motivating outstanding executive talent; and

•    Pay-for-performance” - Holding our executives accountable and rewarding their achievement of financial, strategic and operating goals.

The Compensation Committee of the Board continually reviews the Company’s executive compensation and benefits program to evaluate whether it supports these goals and serves the interests of the Company’s stockholders. The Company’s executive compensation practices include the following, as discussed in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement:

WHAT WE DO	WHAT WE DON’T DO

  Pay-for-performance and at-risk compensation.

  Align compensation with stockholder interests.

  Emphasis on future pay opportunity vs. current pay.

  Mix of performance metrics.

  Stockholder engagement.

  “Clawback” policy.

  Robust stock ownership guidelines.

  Include ESG metrics in compensation program.

  Multi-year vesting and/or performance periods for long-term incentive awards.

  Independent compensation consultant retained by Compensation Committee.

  “Double trigger” severance benefits in the event of a change-in-control.

  Maximum payout caps for annual cash incentive compensation and PSUs.

  No repricing or buyout of underwater stock options without stockholder approval.

  No change-in-control tax gross ups for individuals promoted or hired after April 2009.

  No dividends or dividend equivalents paid on unvested or unearned PSUs or RSUs.

  Prohibition against pledging and hedging of Company securities by senior executives and directors.

  No service-based defined benefit pension plan.

2022 Proxy Statement  |  69

PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We believe that our executive compensation practices, in combination with a competitive market review, limited executive perquisites, and reasonable severance pay multiples contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interests.

The Board recommends that you vote in favor of the following “say-on-pay” resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, each as set forth in the Company’s Proxy Statement for its 2022 Annual Meeting of Stockholders.

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 2.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

70  |  The Western Union Company

PROPOSAL 3

RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors and the Audit Committee believe it is in the best interest of the Company and its stockholders to recommend to the stockholders the ratification of the selection of Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2022. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company became a public company in 2006. Consistent with the regulations adopted pursuant to the

Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

A representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

SUMMARY OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES FOR 2021 AND 2020

Fees for professional services provided by our independent auditors, Ernst & Young LLP, for fiscal years 2021 and 2020, respectively, included the following (in millions):

	2021	2020
Audit Fees(1)	$7.5	$6.1
Audit-Related Fees(2)	$1.1	$1.0
Tax Fees(3)	$0.8	$0.6
All Other Fees(4)	$0.1	$—

(1)

“Audit Fees” primarily include fees related to (i) the integrated audit of the Company’s annual consolidated financial statements and internal controls over financial reporting; (ii) the review of its quarterly consolidated financial statements; (iii) statutory audits required domestically and internationally; (iv) comfort letters, consents and assistance with and review of documents filed with the SEC; and (v) other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the PCAOB (United States).

(2)

“Audit-Related Fees” primarily include fees, not included in “Audit Fees” above, related to (i) service auditor examinations; (ii) attest services that are not required by statute or regulation; and (iii) consultation concerning financial accounting and reporting standards that are not classified as “Audit Fees.”

(3)

“Tax Fees,” which incorporate both tax advice and tax planning services, primarily include fees related to (i) consultations, analysis and assistance with domestic and foreign tax matters, including value-added and goods and services taxes; (ii) local tax authority audits; and (iii) other miscellaneous tax consultations, including tax services requested as part of the Company’s procedures for commercial agreements, the acquisition of new entities, and other potential business transactions.

(4)	“All Other Fees” consist of fees for professional services other than the services reported above.

During 2021 and 2020, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved, consistent with the pre-approval policy of the Audit Committee. The pre-approval policy requires that all services provided by the independent registered public accounting firm be pre-approved by the Audit Committee or one or more members of the Audit Committee designated by the Audit Committee.

2022 Proxy Statement  |  71

 PROPOSAL 3 RATIFICATION OF SELECTION OF AUDITORS

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 3. In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee of the Board of Directors will consider it a direction to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year, if it feels that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR PROPOSAL 3.

72  |  The Western Union Company

PROPOSAL 4

STOCKHOLDER PROPOSAL REGARDING
MODIFICATION TO STOCKHOLDER RIGHT TO  CALL A SPECIAL MEETING

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of more than $2,000 worth of shares of the Company’s Common Stock, has notified the Company that he intends to present a proposal for consideration at the Annual Meeting. As required by the

Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement.

PROPOSAL 4 - SPECIAL SHAREHOLDER MEETING IMPROVEMENT

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

It is important to adopt this proposal because of the hidden fact that all Western Union shares not held for one continuous year are now 100% disqualified form formally participating in the call for a special shareholder meeting. Under this secretive and ill-conceived Western Union rule management discriminates against shareholders who bought WU stock during the past 12 months.

Such shareholders are now second-class shareholders as far as having input to management. And shareholders who recently made the investment decision to buy Western Union stock or increase their holdings can be the most informed shareholders.

It currently takes 10% of shares that are owned for more than one continuous year to call a special shareholder meeting. The owners of 10% of shares held for more than a continuous year could determine that they own 20% of our stock when length of stock ownership is factored out.

And this 20% figure equals 24% of the shares that vote at the annual meeting. It would be hopeless to think that the shares, that do not have the time to vote, would go out of their way to take the special procedural steps to call for a special shareholder meeting. Thus for practical purposes we may be left with a 24% stock ownership threshold to call a special shareholder meeting.

It is also important to adopt this proposal to make up for our complete lack of a shareholder right to act by written consent. Many companies provide for a shareholder right to call a special shareholder meeting and a shareholder right to act by written consent. Western Union shareholders gave 51%-support to a shareholder right to act by written consent at a previous Western Union annual meeting.

But Western Union is the poster company on abusing shareholder engagement. WU used its so-called shareholder engagement to flip shareholder votes. For example, WU management said that when shareholders gave majority 'support for a shareholder right to act by written consent that the WU shareholder engagement supposedly showed that shareholders did not care about written consent. WU shareholder engagement instead claimed that shareholders wanted a tweak to something other than written consent in spite of their majority vote for written consent.

Please vote yes: Special Shareholder Meeting Improvement -- Proposal 4

2022 Proxy Statement  |  73

 PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT

BOARD’S STATEMENT OPPOSING THE PROPOSAL

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

Our special meeting right is already aligned with best practices and balances the interests of our broader stockholder base against potential abuse by stockholders with narrow short-term interests.

Under our current Charter and By-Laws, one or more stockholders of record that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a 10% aggregate “net long position” of the Company’s outstanding capital stock for at least one year prior to the date such request is delivered can require the Company to call a special meeting of its stockholders. Stock ownership is determined under a “net long position” standard to provide assurance that stockholders seeking to call a special meeting possess both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares.

The ownership requirement to exercise the special meeting right was lowered from 20% to 10% after stockholders approved the corresponding amendment to our Charter at the 2018 annual meeting of stockholders. This lower threshold was recommended by the Board after careful consideration and engagement with our stockholders. In discussions with and outreach to stockholders, the one-year holding requirement to call a special meeting has not been identified as a concern.

In its consideration of this proposal, the Board evaluated a number of factors, including the interests of our stockholders, the resources required to convene a special meeting, the existing opportunities for stockholders to engage with the Board and management between annual meetings, and the characteristics and composition of our stockholder base. The Board also considered that our special meeting provision is more permissive than those adopted by a majority of S&P 500 companies that provide stockholders with the right to call special meetings. Specifically, of the 324 S&P 500 companies that provide stockholders with the right to call special meetings, approximately 82.4% of those companies have a higher ownership threshold than our 10% threshold. Approximately 16.7% of those S&P 500 companies have adopted a 10% threshold.

The Board believes that the current special meeting right, including the one-year holding period and other procedural requirements, is consistent with best market practices while also protecting the Company and its broader stockholder base against risks that a small minority of stockholders will use special meetings to advance short-term initiatives and special interests, which may not be in the long-term interests of the Company or its stockholders.

The one-year holding requirement to call a special meeting protects the Company and its stockholders from the significant time, financial, and administrative burdens of excessive special meetings.

The Board recognizes the right for its stockholders to call special meetings in appropriate circumstances. Given the size of the Company and its large stockholder base, a special meeting of stockholders is a significant undertaking that requires substantial time, financial, and administrative commitments. For every special meeting, the Company is required to provide each stockholder a notice of meeting and proxy materials, which results in significant legal, printing, and mailing and administrative expenses, as well as other costs normally associated with holding a stockholder meeting. Additionally, preparing for stockholder meetings requires significant attention of the Company’s directors, officers, and employees, diverting their attention away from performing their primary function, which is to operate the Company’s business in the best interests of the stockholders.

If the one-year holding period requirement is eliminated from the special meeting ownership threshold, the Company could be subject to regular disruptions by special-interest stockholder groups with agendas that are not in the best interests of the Company or its stockholders. The Board believes that the one-year holding period requirement is part of a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with short-term special interests, could call one or more special meetings that could result in unnecessary financial expense and disruption to our business.

The Board is already highly accountable to stockholders.

Our current governance structure and policies implement the goal of accountability to stockholders without the risks outlined above to the Company and its stockholders associated with removing the one-year holding period required for stockholders to meet the 10% ownership threshold necessary to call a special meeting.

74  |  The Western Union Company

 PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT

The Company has implemented a comprehensive package of corporate governance practices and policies that enable stockholders to hold the Board accountable and, where necessary, take quick action to support their interests. Elements of this comprehensive package include:

No supermajority voting provisions. Our Charter and By-Laws have no supermajority voting provisions.
No “poison pill.” Our Company does not have a stockholder rights plan, known as a “poison pill.”
Engagement with stockholders. The Company regularly seeks to engage with its stockholders to better understand their perspectives.
Annual election of directors. The Board of Directors is declassified.

We believe that this comprehensive package of governance practices and policies, including our existing special meeting right, provides strong stockholder protections without needing to remove the one-year holding period requirement for stockholders to meet the ownership threshold necessary to call a special meeting, as requested by the proposal.

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this Proposal. Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not effectuate the actions requested by the proposal.

Majority vote standard in uncontested elections. In an uncontested election, each director must be elected by a majority of votes cast, rather than by a plurality.
Independent Board, except our CEO. Our Board is comprised of all independent directors, except our CEO.
Independent non-executive chair. The Chair of the Board of Directors is a non-executive independent director.

Proxy access. The Company was among the first U.S. companies to adopt the “proxy access” right for its stockholders that permits qualifying stockholders or groups of qualifying stockholders that have each beneficially owned at least 3% of the Company’s Common Stock for three years to nominate up to the greater of (x) two or (y) an aggregate of 20% of the members of the Board and have information and supporting statements regarding those nominees included in the Company’s Proxy Statement.

Special Meeting Right. As discussed above, a stockholder or group of stockholders holding 10% or more of our outstanding shares for at least one year may call a special meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 4.

2022 Proxy Statement  |  75

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information, as of December 31, 2021, about our Common Stock that may be issued upon the exercise of options and settlement of other equity awards under all compensation plans under which equity securities are reserved for issuance. The Company’s 2015 Long-Term Incentive Plan, 2006 Long-Term Incentive Plan and 2006 Non-Employee Director Equity Compensation Plan are our only equity compensation plans pursuant to which our equity securities are authorized for issuance.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	14,425,469(1)	$18.98(2)	15,703,710(3)
Equity compensation plans not approved by security holders	—	N/A	—
Total	14,425,469(1)	$18.98(2)	15,703,710(3)

Footnotes:

(1)

Includes 7,526,681 restricted stock units, PSUs, deferred stock units, and bonus stock units that were outstanding on December 31, 2021 under the Company’s 2015 Long-Term Incentive Plan, 2006 Long-Term Incentive Plan, and 2006 Non-Employee Director Equity Compensation Plan. Restricted stock unit awards, deferred stock unit awards and bonus stock units may be settled only for shares of Common Stock on a one-for-one basis. The number included for PSUs reflects grant date units awarded. Assuming maximum payout for PSU grants that have not completed the required performance period, the number of securities to be issued would increase by 1,896,640. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2018 PSUs, including the performance metrics applicable to such awards.

(2)	Only option awards were used in computing the weighted-average exercise price.
(3)

This amount represents shares of Common Stock available for issuance under the Company’s 2015 Long-Term Incentive Plan. Awards available for grant under the Company’s 2015 Long-Term Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, bonus stock units, deferred stock units, performance grants, and any combination of the foregoing awards.

76  |  The Western Union Company

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock by each person or group that is known by us to be the beneficial owner of more than 5% of our Common Stock, all directors and nominees, each of the executive officers named in the 2021 Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Except as otherwise noted, (i) the information is as of March 23, 2022, (ii) each person has sole voting and investment power of the shares, and (iii) the business address of each person shown below is 7001 East Belleview Avenue, Denver, Colorado 80237.

NAME OF BENEFICIAL OWNER	ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF OUTSTANDING SHARES
5% Owners
BlackRock, Inc.	55 East 52nd Street, New York, NY 10055	60,702,355(1)	15.1%(1)
The Vanguard Group	100 Vanguard Blvd., Malvern, PA 19355	41,754,123(2)	10.4%(2)
Capital Research Global Investors	333 South Hope Street, 55th Fl, Los Angeles, CA 90071	22,206,325(3)	5.5%(3)
DIRECTORS AND NAMED EXECUTIVE OFFICERS(4)
Martin I. Cole		44,546	*
Hikmet Ersek		3,707,942(5)	*
Richard A. Goodman		75,579	*
Betsy D. Holden		5,000	*
Jeffrey A. Joerres		15,998	*
Devin B. McGranahan		—
Michael A. Miles, Jr.		10,078	*
Timothy P. Murphy		26,776	*
Joyce A. Phillips		6,692	*
Jan Siegmund		89,247	*
Angela A. Sun		29,312	*
Solomon D. Trujillo		192,226(6)	*
Raj Agrawal		649,341(7)	*
Jean Claude Farah		328,210	*
Gabriella Fitzgerald		—	*
Michelle Swanback		66,089	*
All directors and executive officers as a group (19 persons)		5,472,602	1.41%

*	Less than 1%
(1)

The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 12 to Schedule 13G filing with the Securities and Exchange Commission filed January 27, 2022, which reports ownership as of December 31, 2021. The Schedule 13G filing indicates that the holder had sole voting power over 56,883,488 shares, sole dispositive power over 60,702,355 shares, shared voting power over 0 shares, and shared dispositive power over 0 shares.

(2)

The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 9 to Schedule 13G filing with the Securities and Exchange Commission filed February 10, 2022, which reports ownership as of December 31, 2021. The Schedule 13G filing indicates that the holder had sole voting power over 0 shares, sole dispositive power over 40,851,990 shares, shared voting power over 357,840 shares, and shared dispositive power over 902,133 shares.

(3)

The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 9 to Schedule 13G filing with the Securities and Exchange Commission filed February 11, 2022, which reports ownership as of December 31, 2021. The Schedule 13G filing indicates that the holder had sole voting and sole dispositive power over 22,206,325 shares, and shared voting power over 0 shares, and shared dispositive power over 0 shares.

2022 Proxy Statement  |  77

 STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

(4)

The number of shares reported includes shares covered by options that are exercisable within 60 days of March 23, 2022 as follows: Mr. Cole, 9,208; Mr. Ersek, 2,579,494; Mr. Goodman, 75,462; Ms. Holden, 0; Mr. Joerres, 11,448; Mr. McGranahan, 0; Mr. Miles, 0; Mr. Murphy, 20,084; Ms. Phillips, 0; Mr. Siegmund, 79,247; Ms. Sun 22,620; Mr. Trujillo, 177,080; Mr. Agrawal (Chief Financial Officer), 283,920; David Cebollero (Interim Chief Legal Officer), 0; Mr. Farah (President, EMEA/APAC Region), 54,945; Ms. Fitzgerald (President, Americas Region), 0; Ms. Molnar (Chief Transformation Officer), 0; Michelle Swanback (President, Product and Platform), 0; Richard Williams (Chief People Officer), 53,329; and all directors and executive officers as a group, 3,366,837.

(5)	The number of shares reported includes 680,790 shares held jointly with Mr. Ersek’s spouse.
(6)	Mr. Trujillo shares with his spouse through a family trust the power to vote or direct the vote of, and the power to dispose or direct the disposition of, 11,800 shares.
(7)	The number of shares reported includes 331,411 shares held jointly with Mr. Agrawal’s spouse.

78  |  The Western Union Company

CERTAIN TRANSACTIONS AND OTHER MATTERS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our Common Stock, and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy by the Corporate Governance, ESG, and Public Policy Committee of the Board of Directors or, if the Corporate Governance, ESG, and Public Policy Committee of the Board of Directors determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members. Other than as described below, there have been no related person transactions since January 1, 2021.

During 2021, N.A. Zeid, the brother-in-law of Mr. Farah served as the principal executive officer of one of the Company’s money transfer agents in the Middle East region. In 2021, the agent generated approximately 1% of the Company’s overall revenue and was paid approximately $15.8 million in commissions for its services as a money transfer agent. Mr. Farah does not receive any direct benefit from the Company’s relationship with the agent. Internal controls are in place to preclude Mr. Farah from making decisions on behalf of the Company with respect to the agent or otherwise being involved in the Company’s relationship with the agent. Pursuant to the Company’s Related Person Transactions Policy, the relationship was approved by the Corporate Governance, ESG, and Public Policy Committee.

The Corporate Governance, ESG, and Public Policy Committee considers all relevant factors when determining whether to approve a related person transaction, including, without limitation, the following:

•    the size of the transaction and the amount payable to a related person;

•    the nature of the interest of the related person in the transaction;

•    whether the transaction may involve a conflict of interest; and

•    whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company’s Related Person Transactions Policy is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com.

* * * This Proxy Statement is provided to you at the direction of the Board of Directors. Darren Dragovich, Interim Secretary

2022 Proxy Statement  |  79

ANNEX A

RECONCILIATION OF NON-GAAP MEASURES

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts.

REVENUES
2021
Revenues, as reported (GAAP)	$5,070.8
Foreign currency translation impact(a)	(18.3)
Revenues, constant currency adjusted	$5,052.5
2020
Revenues, as reported (GAAP)	$4,835.0
Revenue change, as reported (GAAP)	5%
Revenue change, constant currency adjusted	4%

OPERATING INCOME
2021
Operating income, as reported (GAAP)	$1,123.1
Foreign currency translation impact(a)	(30.5)
Acquisition and divestiture costs(c)	15.7
Operating income, constant currency adjusted, excluding acquisition and divestiture costs	$1,108.3
Operating margin, as reported (GAAP)	22.1%
Operating margin, excluding acquisition and divestiture costs	22.5%
2020
Operating income, as reported (GAAP)	$967.3
Restructuring-related expenses(b)	36.8
Acquisition and divestiture costs(c)	2.5
Operating income, adjusted, excluding restructuring-related expenses acquisition and divestiture costs	$1,006.6
Operating margin, as reported (GAAP)	20.0%
Operating margin, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs	20.8%

(a)

Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

(b)

Represents the impact from expenses incurred in connection with an overall restructuring plan, approved by the Board of Directors on August 1, 2019, to improve our business processes and cost structure by reducing headcount and consolidating various facilities. While these expenses are specific to this initiative, the types of expenses related to this initiative are similar to expenses that we have previously incurred and can reasonably be expected to incur in the future. We believe that, by excluding the effect of these charges associated with restructuring-related activities that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(c)

Represents the impact from expenses incurred in connection with our acquisition and divestiture activity, including for the review and closing of these transactions. We believe that, by excluding the effect of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

2022 Proxy Statement  |  A-1

WesternUnion\\WU Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. FPO TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote FOR Items 1, 2 and 3. Election of directors: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1a. Martin I. Cole ■ ■ ■ 1g. Timothy P. Murphy ■ ■ ■ 1b. Richard A. Goodman ■ ■ ■ 1h. Joyce A. Phillips ■ ■ ■ 1c. Betsy D. Holden ■ ■ ■ 1i. Jan Siegmund ■ ■ ■ 1d. Jeffrey A. Joerres ■ ■ ■ 1j. Angela A. Sun ■ ■ ■ 1e. Devin B. McGranahan ■ ■ ■ 1k. Solomon D. Trujillo ■ ■ ■ 1f. Michael A. Miles, Jr. ■ ■ ■ Other Matters: 2. Advisory Vote to Approve Executive Compensation ■ For ■ Against ■ Abstain 3. Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2022 ■ For ■ Against ■ Abstain The Board of Directors Recommends a Vote AGAINST Item 4. 4. Stockholder Proposal Regarding Modification to Stockholder Right to Call a Special Meeting ■ For ■ Against ■ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3, AND AGAINST ITEM 4. For shares held in The Western Union Company Incentive Savings Plan (the Plan), the Plan’s Trustee will vote the shares as directed. If no direction is given on how to vote the shares to the Trustee by mail on or before May 16, 2022 or by Internet or phone by 11:59 p.m. (EDT) on May 16, 2022, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as the shares for which it receives instructions from all other participants in the Plan. Please fold here – Do not separate Date Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE WESTERN UNION COMPANY ANNUAL MEETING OF STOCKHOLDERS May 19, 2022 8:00 a.m. (MDT) The Western Union Company Corporate Headquarters 7001 East Belleview Avenue Denver, Colorado 80237 The Western Union Company 7001 East Belleview Avenue Denver, Colorado 80237 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 19, 2022. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3, and “AGAINST” Item 4. By signing the proxy, you revoke all prior proxies and appoint Devin McGranahan and Darren Dragovich and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : ( * INTERNET PHONE MAIL www.proxypush.com/wu 1-866-883-3382 Mark, sign and date your proxy Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the until 11:59 p.m. (EDT) on May 18, 2022. vote your proxy until 11:59 p.m. postage-paid envelope provided in time Scan the QR code on front for mobile voting. (EDT) on May 18, 2022. to be received by May 18, 2022. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.